                                                                   EXHIBIT 10.11
                                                                   -------------
                           U.S. DEPARTMENT OF ENERGY
                     NOTICE OF FINANCIAL ASSISTANCE AWARD

Under the authority of Public Law 102-486, Energy Policy Act of 1992       and
                                  ----------------------------------------
subject to legislation, regulations and policies applicable (cite legislative program) NA

----------------------------------------------------------------------------------------------------------------------------------
                                                                     2. INSTRUMENT TYPE
1. PROJECT TITLE
Integrated Renewable Hydrogen Utility System                         [_] GRANT       [X] COOPERATIVE AGREEMENT
----------------------------------------------------------------------------------------------------------------------------------
3. RECIPIENT (Name, address, zip code, area code and telephone No.)  4. INSTRUMENT NO.                  5. AMENDMENT NO.
Proton Energy Systems, Inc.                                                  DE-FC36-98GO10341                 A000
50 Inwood Road
Rocky Hill, CT 06067
----------------------------------------------------------------------------------------------------------------------------------
                                                                                   FROM: 4/15/1998                FROM: 4/15/1998
8. RECIPIENT PROJECT DIRECTOR (Name and telephone No.)               6. BUDGET                       7. PROJECT
Mr. Robert Friedland, Program Manager                                   PERIOD     THRU: 9/30/1999      PERIOD    THRU: 9/30/2002
(860) 571-6533, ext. 15, FAX: 860-571-6505

----------------------------------------------------------------------------------------------------------------------------------
9. RECIPIENT BUSINESS OFFICER (Name and telephone No.)               10. TYPE OF AWARD
Mr. William Smith                                                    [X] NEW                 [_] CONTINUATION       [_] RENEWAL
(860) 571-6533, ext. 14, FAX: 860-571-6505                           [_] REVISION            [_] SUPPLEMENT

----------------------------------------------------------------------------------------------------------------------------------
11. DOE PROJECT OFFICER (Name, address, telephone No.)               12. ADMINISTERED FOR DOE BY (Name, address, telephone No.)
Doug Hooker (303) 275-4780                                           Beth H. Peterman (303) 275-4719
Golden Field Office                                                  Golden Field Office
1617 Cole Blvd.                                                      1617 Cole Blvd.
Golden, CO 80401                                                     Golden, CO 80401

----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                [_] INDIVIDUAL
                        [_] STATE GOV'T   [_] INDIAN TRIBAL GOV'T     [_] HOSPITAL          [X] FOR PROFIT
13. RECIPIENT TYPE                                                                              ORGANIZATION    [_] OTHER (specify)
                        [_] LOCAL GOV'T   [_] INSTITUTION OF          [_] OTHER NONPROFIT
                                              HIGHER EDUCATION            ORGANIZATION      [X] C  [_] P [_] SP ------------------
-----------------------------------------------------------------------------------------------------------------------------------
14. ACCOUNTING AND APPROPRIATIONS DATA                                                             15. EMPLOYER I.D. NUMBER/SSN
                                                                                                   TIN/SSN:    06-1461988
--------------------------------------------------------------------------------------------------
a. Appropriation Symbol    b. B & R Number    c. FT/AFP/OC        d. CFA Number                    DUNS:  96-030-6785
--------------------------------------------------------------------------------------------------
     8980224.91Y8              EB4200000         AL/8491/410           N/A
-----------------------------------------------------------------------------------------------------------------------------------
16. BUDGET AND FUNDING INFORMATION
-----------------------------------------------------------------------------------------------------------------------------------
    A. CURRENT BUDGET PERIOD INFORMATION                             B. CUMULATIVE DOE OBLIGATIONS
-----------------------------------------------------------------------------------------------------------------------------------
                                                                     (1) This Budget Period
(1) DOE Funds Obligated This Action                $  215,000.00         [Total of lines a.(1) and a.(3)]            $  215,000.00
                                                   -------------                                                     -------------
(2) DOE Funds Authorized for Carry Over            $        0.00     (2) Prior Budget Periods                        $        0.00
                                                   -------------                                                     -------------
(3) DOE Funds Previously Obligated in This                           (3) Project Period to Date
Budget Period                                      $        0.00         [Total of lines b.(1) and b.(2)]            $  215,000.00
                                                   -------------                                                     -------------
(4) DOE Share of Total Approved Budget             $  366,230.00
                                                   -------------
(5) Recipient Share of Total Approved Budget       $  366,230.00
                                                   -------------
(6) Total Approved Budget                          $  732,460.00
                                                   -------------
-----------------------------------------------------------------------------------------------------------------------------------
17. TOTAL ESTIMATED COST OF PROJECT $3,000,000.00
                                    --------------------------------------
    (This is the current estimated cost of the project. It is not a promise to award nor an authorization to expend funds in this amount.)

-----------------------------------------------------------------------------------------------------------------------------------
18. AWARD/AGREEMENT TERMS AND CONDITIONS
    This award/agreement consists of this form plus the following:
        a. Special terms and conditions (if grant) or schedule, general provisions, special provisions (if cooperative agreement)
        b. Applicable program regulations (specify) N.A.                                              (Date) ___________________
                                                    -----------------------------------------------
        c. DOE Assistant Regulations, 10 CFR Part 600, as amended, Subparts A and [_] B (Grants)  or [X] C (Cooperative Agreements).
        d. Application/proposal dated 10/2/97, 3/20/98, and 4/10/98               [_] as submitted   [X] with changes as negotiated.
                                      -----------------------------------------                                   5/12/1988
-----------------------------------------------------------------------------------------------------------------------------------
19. REMARKS
* See Appendix C provision entitled "Notice of Partial Funding."

See Appendices A through D of this award, which contain all its terms and conditions.
-----------------------------------------------------------------------------------------------------------------------------------
20. EVIDENCE OF RECIPIENT ACCEPTANCE                                 21. AWARDED BY
                                                                         /s/ Beth H. Peterman                          5/21/98
____________________________________________________________         ------------------------------------------------------------
(Signature of Authorized Recipient Official)      (Date)                                    (Signature)                 (Date)

                                                                                         Beth H. Peterman
____________________________________________________________         ------------------------------------------------------------
                          (Name)                                                                (Name)

                                                                                          Contracting Officer
____________________________________________________________         ------------------------------------------------------------
                         (Title)                                                                (Title)

-----------------------------------------------------------------------------------------------------------------------------------

                                  APPENDIX A



                               DE-FC36-98GO10341


                         GENERAL TERMS AND CONDITIONS
                                      FOR
                          FINANCIAL ASSISTANCE AWARDS

                                   APPENDIX A

          GENERAL TERMS AND CONDITIONS FOR FINANCIAL ASSISTANCE AWARDS
          ------------------------------------------------------------

                               Table of Contents
                               -----------------

Number  Subject                                                         Page
------  -------                                                         ----
1.      Explanation of Contents of Award............................     2
2.      Definitions.................................................     2
3.      Order of Preference.........................................     3
4.      Prior Approvals.............................................     3
5.      Allowable Costs/Applicable Cost Principles..................     4
6.      Continuations, Renewals and Extensions......................     5
7.      Cost Sharing................................................     6
8.      Transfer of Funds and Programmatic Effort...................     6
9.      Nondiscrimination...........................................     7
10.     Public Access to Information................................     7
11.     Acknowledgment in Any Publications of DOE Support...........     7
12.     Foreign Travel..............................................     7
13.     Liabilities and Losses......................................     7
14.     Permits and Responsibilities................................     8
15.     Purchase of American-made Equipment and Products-
        Sense of Congress...........................................     8
16.     Suspension and Termination..................................     8
17.     Notice Regarding Eligible/Ineligible Activities.............     9
18.     Notice Regarding Unallowable Costs and Lobbying Activities..     9
19.     Notice Regarding Reporting Requirements.....................     9

1.   EXPLANATION OF AWARD CONTENTS
     -----------------------------

     a. These general terms and conditions included 'in this Appendix A neither restate all the provisions of the applicable statutes and regulations, nor represent an exhaustive listing of all requirements applicable to this award. Rather, they highlight and are consistent with those requirements which are especially pertinent to financial assistance awards by the Golden Field Office (GO) Head of Contracting Activity (HCA) in general, which includes the six DOE Regional Support Offices. They are emphasized by inclusion here because: (1) they are invoked with high frequency; and (2) their violation is a matter of especially serious concern.

     b. In addition to these general terms and conditions, the recipient must comply with all governing requirements of this award, including those identified in the DOE F 4600.1, "Notice of Financial Assistance Award," as well as those included in the other Appendices to this award, specifically: (1) Appendix B, "Intellectual Property Provisions;" (2) Appendix C, "Additional Provisions;" and (3) Appendix D, "Statement of Work/Objectives, Budget and Reporting Requirements." The recipient is obligated to provide management and technical direction of the project, to manage the funds with prudence, to prepare required reports and to comply with the provisions outlined herein.

     c. The recipient's signature on the application and on the DOE F 4600.1 award signifies recipient agreement to all terms and conditions of the award. Should the recipient believe an amendment of any of the terms and conditions of this award is necessary, an authorized official of the recipient organization or, in the case of an individual, the recipient must submit a written request to the Contracting Officer on its own behalf, or on behalf of any subgrant or contractor awardee, for prior approval.

     d. This award is funded on an allowable cost basis without fee or profit, not to exceed the amount awarded as indicated on the face page, and is subject to a refund of unexpended but invoiced DOE funds. The recipient is expected to bring this project to a conclusion within the funds provided if the end date of the project period and the end date of the budget period, both specified on the face page, are the same. If however, the end date of the project period is later than the end date of the budget period, the recipient is expected to bring the phase of the project covered by the budget period to its conclusion within the funds provided. It is stressed that, in either case, there is no commitment by DOE to provide any additional funds to the recipient.

2.   DEFINITIONS
     -----------

     a.   Principal Investigator  As used herein, the scientist or other
          ----------------------
          programmatic expert named in block 8 of DOE F 4600.1 designated by the organization to direct the scientific/technical efforts being supported (also called program director or project director/leader). The Principal Investigator as well as any other key personnel for this award are identified in Appendix C of this award. (Also see Provision 4 below.)

     b.   Prior Approval  A statement in writing, signed by the Contracting
          --------------
          Officer, prior to the incurrence of a cost or specifying that a cost may be incurred, or prior to an action or specifying that an action may be taken. The approval may take the form of a letter or a revision to the award. If actions or costs requiring prior approval are specified in the application and are not expressly disapproved by DOE in Appendix C of this award, the award of the action constitutes such prior approval. (Also see Provision 4 below.)

     c.   Research Awards  An award for any scientific or engineering activity
          ---------------
          which (1) constitutes a systematic, intensive study directed specifically toward greater knowledge or understanding of the subject studied and contributes to a continuing flow of new knowledge; or (2) is directed toward applying new knowledge to meet a recognized need; and/or (3) applies such knowledge toward the production of useful methods, including design, development and improvement of prototypes and new processes to meet established requirements.

     d.   Recipient  The organization, individual, or other entity that receives
          ---------
          an award from DOE and is financially accountable for the use of any DOE funds or property provided for the performance of the project, and is legally responsible for carrying out the terms and conditions of the award.

     e.   Continuation award  An award for a succeeding or subsequent budget
          ------------------
          period after the initial budget period of either an approved project period or renewal thereof.

     f.   Extension  An amendment of an award, which would otherwise expire, to
          ---------
          provide additional time, and if appropriate, additional funds for completion of project activities.

     g.   Renewal award  An award which extends a project period by adding one
          -------------
          or more additional budget periods and which makes an award of DOE financial assistance for at least the first budget period of the extended project period.

3.   ORDER OF PRECEDENCE
     -------------------

     Any inconsistency in this award shall be resolved by giving precedence in the following order: (1) statutory provisions; (2) Code of Federal Regulations, Part 600 and any other applicable Subpart Program Rule(s), and applicable OMB Circular provisions; and (3) General and Additional terms and conditions and provisions of this award (Appendices A, B C and D), to include any Attachments.

4.   PRIOR APPROVALS
     ---------------

     All requests for prior approval must be signed by an individual who is authorized to act for the recipient organization. Requests for budget revisions shall be made using the same budget format as used in applying for the award and must be supported by a narrative justification. Other prior approval requests may be made by letter. Prior approval requests should be addressed to the contracting officer named on the face page of this award.

5.   ALLOWABLE COSTS/APPLICABLE COST PRINCIPLES
     ------------------------------------------

     a. In accordance with 10 CFR Part 600.121, "Standards for financial management systems," 600.127, "Allowable Costs", and the applicable cost principles cited below, the allowable costs of this award shall consist of the actual allowable direct costs incident to performance of the project, plus the allocable portion of the allowable indirect costs, if any, of the organization, less applicable credits. The allowable costs shall not exceed the amount shown on the face page of this award for the total approved budget for the current budget period (line 16a.(6), DOE F 4600.1, "Notice of Financial Assistance Award").

     b. The allowability of costs for work performed under this award and any subsequent subaward will be determined in accordance with the Federal cost principles applicable to the recipient, or sub-recipient, in effect on the date of award or the date of the subaward, except as modified by other provisions of this award or the subaward. The recipient or subreciplent shall specify in any cost-reimbursement contract under the award or subaward the applicable cost principles cited in this provision that apply to the contractor.

     c. The Federal cost principles applicable to specific types of recipients, sub-recipients, and contractors under awards and subawards are as follows:

          (1)  Institutions of Higher Education  Office of Management and Budget
               --------------------------------
               (OMB) Circular A-21, "Cost Principles Applicable to Grants, Contracts, and Other Agreements with Institutions of Higher Education," is applicable to both public and private colleges and universities.

          (2)  State and Local Governments and Indian Tribal Governments OMB
               ---------------------------------------------------------
               Circular A-87, "Cost Principles Applicable to Grants, Contracts and Other Agreements with State and Local Governments," is applicable to State, local, and Indian tribal governments. and shall also be used to the extent appropriate for foreign governments.

          (3)  Hospitals  Title 45 CFR Part 74, Appendix E, "Principles for
               ---------
               Determining Costs Applicable to Research and Development under Grants and Contracts with Hospitals," applies to nonprofit and for profit hospitals.

          (4)  Other Nonprofit Organizations and Individuals  OMB Circular A-
               ---------------------------------------------
               122, "Cost Principles Applicable to Grants, Contracts, and Other Agreements with Nonprofit Organizations," applies to nonprofit organizations and individuals, except for those specifically exempted by the terms of the circular or those nonprofit organizations and individuals covered by the cost principles cited in paragraph 6.c.(1), (2), or (3) above.

          (5)  Commercial Firms and Certain Nonprofit Organizations  Title 48
               ----------------------------------------------------
               CFR Subpart 31.2, "Contracts with Commercial Organizations," as supplemented by 48 CFR Subpart 931.2, applies to those nonprofit organizations not covered by OMB Circular A-122, and to all commercial organizations not covered by the cost principles in paragraph 6.c.(3).

6.   CONTINUATIONS, RENEWALS AND EXTENSIONS
     --------------------------------------

     a.   Continuations  Recipients are responsible for ensuring that properly
          -------------
          completed applications for continuation awards are received no later than five (5) months prior to the expiration date of the current budget period shown on the DOE F4600.1, "Notice of Financial Assistance Award." Continuation applications shall be provided using the forms indicated by the Contracting Officer, and include the items indicated at 10 CFR 600.26(b), as follows:

          (1) A statement of technical progress or status of the project to date;

          (2) A detailed description of the recipient's plans for the conduct of the project during the budget period; and

          (3) A detailed budget for the upcoming budget period, including an estimate of unobligated balances. For research awards, a detailed budget need not be submitted if the continuation application contains future-year budgets sufficiently detailed to allow DOE to review and approve the categories and elements of costs. Should the research award have a change in scope or significant change in the budget, DOE may request a detailed budget.

          DOE shall review a continuation application for the adequacy of the recipient's progress and planned conduct of the project in the subsequent budget period. DOE shall not require a continuation application to compete against any other application. The amount and award of continuation funding is subject to the availability of funds.

     b.   Renewals  If a recipient wishes to apply for a renewal award to
          --------
          receive funding beyond the scheduled expiration of the existing project period, a properly completed application, in accordance with the instructions provided by the Contracting Officer, must be submitted to DOE no later than five (5) months prior to the scheduled expiration date of the project period, as shown in Block 7 of the DOE F4600.1.

     c.   Extensions  Recipients of research awards may extend the expiration
          ----------
          date of the final budget period of the project, thereby extending the project period, if additional time beyond the established expiration date is needed to ensure adequate completion of the original scope of work within the funds currently available. A single extension, which shall not exceed twelve (12) months, may be made for this purpose, and must be made prior to the originally established expiration date. The recipient must notify the Contracting Officer in writing within ten
          (10) days of making the extension.

          Recipients may request and the Contracting officer may approve the extension of ANY budget period of any type of assistance instrument without the need for competition or a justification of restricted eligibility if: (1) In the case of the final budget period of a project period, the additional time necessary is eighteen (18) months or less in total, or for all other budget periods, the additional time necessary is six (6) months or less in total; and (2) The recipient submits a written request for extension before the expiration date of the budget period in process and includes a justification for the extension along with an expenditure plan for the use of any additional funds requested. An expenditure plan need not be provided when no additional funds are requested, unless the recipient intends to rebudget funds in such a way as to require DOE prior approval or unless the recipient is instructed otherwise by the Contracting Officer.

          DOE may retroactively extend an expired budget period provided that the request for such extension is submitted within no later than 30 days after its expiration, the recipient can satisfactorily explain why the request was not submitted prior to the expiration date, and the Contracting Officer determines that the request would have been approved had it been submitted in a timely manner.

7.   COST SHARING
     ------------

     a. As shown on the face page of the award, any cost sharing shall defray only the allowable costs of the project in accordance with the statutes, regulations, applicable cost principles, and other terms and conditions governing the award. Cost sharing contributions may be incurred either as direct or indirect costs, and include cash or third-party in-kind contributions by the recipient, its subrecipients, or contractors. The cost sharing may be in any allowable budget category or combination of categories. When a direct cost item represents some or all of the non-federal contribution, any associated indirect costs may not be charged to Federal funds but may be counted as part of the cost sharing. The classification of contributed costs as direct or indirect must be consistent with the classification of similar items charged to DOE funds.

     b. Valuation of third-party-in-kind contributions and documentation of cost sharing shall be in accordance with 10 CFR Part 600.123.

     c. Specific cost sharing amounts/percentages for this award are provided in Appendix C of this award.

8.   TRANSFERS OF FUNDS AND PROGRAMMATIC EFFORT
     ------------------------------------------

     a. Transfers of funds between DOE awards, and transfers of funds from a DOE project (or portion of a project) not supported by that award, requires the prior approval of DOE. The transfer of funds into a DOE award-supported project from an award by another federal agency does not require DOE approval, but may require the approval of the other federal agency. Funds so transferred from the award of another federal agency may not be used to satisfy ANY cost sharing requirement (federal or recipient) in a DOE award.

     b. None of the substantive effort of the project may be transferred by contract or subgrant to another organization or person without the prior approval of DOE. This provision does not apply to the procurement of equipment, supplies, materials, or general support services, these services may, however, be subject to other prior approval requirements (e.g., those found in the applicable cost principles or procurement standards).

9.   NONDISCRIMINATION
     -----------------

     This award is subject to the provisions of 10 Code of Federal Regulations
     (CFR) 1040.4(b), Nondiscrimination in Federally Assisted Programs. The recipient has certified on the DOE Form 1600.5, U.S. DOE "Assurance of Compliance," its commitment to comply with this law. Recertification is required at time of continuation or renewal of this award, or annually, whichever is less.

10.  PUBLIC ACCESS TO INFORMATION
     ----------------------------

     The recipient recognizes that any documents it submits to DOE under this award are subject to public disclosure under the Freedom of Information Act ("Act"), as amended, and the DOE Implementing Regulations (10 CFR 1004). The Act requires public access to information in DOE's possession, unless that information is protected under an exemption to the Act and does not require recipients, their sub-recipients or their contractors to permit public access to their records. An exemption to the Act protects trade secrets and confidential, commercial and financial information submitted by the recipient. Prior to responding to a request for the recipient's information in the possession of DOE, DOE will obtain the recipient's views on whether the information should be exempted.

11.  ACKNOWLEDGMENT OF DOE SUPPORT IN ANY PUBLICATIONS
     -------------------------------------------------

     Publication of the results of this award is encouraged subject to any applicable restrictions in 10 CFR 600.27 (Patents, Data and Copyrights). Any article published shall include an acknowledgment that the research was supported, in whole or in part, by a DOE award (with the award number) and a statement that such support does not constitute an endorsement by DOE of the views expressed in the article.

12.  FOREIGN TRAVEL
     --------------

     Foreign travel is any travel outside Canada and the United States and its territories and possessions or for recipients located in another country, travel outside that country. The International Air Transportation Fair Competitive Practices Act of 1974 (49 U.S.C. 1517) (Fly America Act) requires Federal recipients to use U.S. flag carriers for Government-financed international air travel to the extent these carriers are available. A recipient contemplating the use of non-U.S. flag carriers shall consult with the DOE Contracting Officer prior to the trip.

13.  LIABILITIES AND LOSSES
     ----------------------

     Except as provided in the Federal Tort Claims Act, DOE assumes no responsibility with respect to any damages or loss arising out of any activities undertaken with the financial support of this award. DOE and the recipient make no express or implied warranty as to the conditions of the research, or any intellectual property, or product made or developed under this award, or the ownership, merchantability or fitness for a particular purpose of the research or resulting product.

14.  PERMITS AND RESPONSIBILITIES
     ----------------------------

     The recipient shall be responsible for obtaining any necessary licenses and/or permits and for complying with applicable federal, state and municipal laws, codes, and regulations in connection with the execution of the work hereunder. The recipient shall take proper safety and health precautions to protect the work, the workers, and the property of others.

15.  NOTICE REGARDING PURCHASE OF AMERICAN-MADE EQUIPMENT AND PRODUCTS - SENSE
     -------------------------------------------------------------------------
     OF CONGRESS
     -----------

     It is the sense of the Congress that, to the greatest extent practicable, all equipment and products purchased with funds made available under this award should be American-made.

16.  SUSPENSION AND TERMINATION
     --------------------------

     a. Awards may be suspended, or terminated in whole or in part, only if paragraph (a)(1), (2), (3) or (4) of this provision apply.

          (1) By DOE, if a recipient materially fails to comply with the terms and conditions of an award, or is debarred from providing goods or services to the Federal Government. Normally, DOE action to suspend or terminate an award for cause will be taken only after DOE has informed the recipient of any deficiency on its part and given an opportunity to correct it. However, DOE may immediately suspend or terminate the award without prior notice when it believes such action is necessary to protect the interests of the Government.

          (2) By DOE with the consent of the recipient, in which case the two parties shall agree upon the termination conditions, including the effective date and, in the case of partial termination, the portion to be terminated.

          (3) By DOE, if DOE has notice of or has reasonable cause to believe that the recipient is insolvent due to facts which indicate the recipient is unable to pay its obligations as they mature in the ordinary course of business, or if the recipient, its parent, or creditors of the recipient, files a petition in bankruptcy against, or if a court of competent jurisdiction appoints a receiver, trustee, liquidator or conservator with control over the business affairs of the recipient. In such instances, DOE may terminate the award in whole or in part, or suspend payments, if it is determined in the best interests of DOE to do so.

          (4) By the recipient upon sending to DOE written notification setting forth the reasons for such termination, the effective date, and, in the case of partial termination, the portion to be terminated. However, if DOE determines in the case of partial termination that the reduced or modified portion of the award will not accomplish the purposes for which the award was made, it may terminate the award in its entirety under either paragraph (a)(1) or (2) of this provision.

     b. If costs are incurred under an award, the responsibilities of the recipient referred to in 10 CFR 600.171(a), including those for property management as applicable, shall be considered in the termination of the award, and provision shall be made for continuing responsibilities of the recipient after termination, as appropriate.

17.  NOTICE REGARDING ELIGIBLE/INELIGIBLE ACTIVITIES
     -----------------------------------------------

     Eligible activities under this program include those which describe and promote the understanding of scientific and technical aspects of specific energy technologies, but not those which encourage or support political activities such as the collection and dissemination of information related to potential, planned or pending legislation.

18.  NOTICE REGARDING UNALLOWABLE COSTS AND LOBBYING ACTIVITIES
     ----------------------------------------------------------

     Recipients of financial assistance are cautioned to careful review the allowable cost and other provisions applicable to expenditures under their particular award instruments. If financial assistance funds are spent for purposes or in amounts inconsistent with the allowable cost or any other provisions governing expenditures in an award instrument, the government may pursue a number of remedies against the recipient, including in appropriate circumstances, recovery of such funds, termination of the award, suspension or debarment of the recipient from future awards, and criminal prosecution for false statements.

     Particular care should be taken by the recipient to comply with the provisions prohibiting the expenditure of funds for lobbying and related activities. Financial assistance awards may be used to describe and promote the undemanding of scientific and technical aspects of specific energy technologies, but not to encourage or support political activities such as the collection and dissemination of information related to potential, planned or pending legislation.

19.  NOTICE REGARDING REPORTING REQUIREMENTS
     ---------------------------------------

     Failure to comply with the reporting requirements contained in this award will be considered a material noncompliance with the terms of the award. Noncompliance may result in withholding of future payments, suspension or termination of the current award, and withholding of future awards. A willful failure to perform, a history of failure to perform, or of unsatisfactory performance of this and/or other financial assistance awards, may also result in a debarment action to preclude future awards by Federal agencies.

                                  APPENDIX B


                               DE-FC36-98GO10341

                       INTELLECTUAL PROPERTY PROVISIONS

                                  APPENDIX B

                 Intellectual Property Provisions - Assistance
                               DE-FC36-98GO10341

                            DOMESTIC SMALL BUSINESS
                   (Research, Development or Demonstration)

  CLAUSE           REFERENCE                                   TITLE                                 PAGE
  ------           ---------                                   -----                                 ----
    01.      48 C.F.R. 52.227-1      Authorization and Consent (JUL 1995), Alternate I                 1

    02.      48 C.F.R. 52.227-2      Notice and Assistance Regarding Patent and Copyright              1
                                     Infringement (APR 1984)
                                     This clause is not applicable if the award is for less
                                     than $100,000.

    03.      48 C.F.R. 952.227-9     Refund of Royalties (MAR 1995)                                    1

    04.      48 C.F.R. 952.227-11    Patent Rights-Retention by Contractor (Short Form) (MAR           2
                                     1995)

    05.      48 C.F.R. 52.227-14     Rights in Data-General (JUN 1987), with Alternates I, II,         8
                                     III and V. And paragraph (d)(3) as supplemented by 10
                                     C.F.R. Part 600.27.

    06.      48 C.F.R. 52.227-16     Additional Data Requirements (JUN 1987)                          15

    07.      48 C.F.R. 52.227-23     Rights to Proposal Data (Technical) (JUN 1987)                   15

    Attachment 1 (for reference):    Patent Rights-Acquisition by the Government (MAR 1995);
                                     48 C.F.R. 952.227-13.

01.  52.227-1 Authorization and Consent; Alternate I (APR 1984)

     AUTHORIZATION AND CONSENT

(a) The Government authorizes and consents to all use and manufacture of any invention described in and covered by a United States patent in the performance of this contract or any subcontract at any tier.

(b) The Contractor agrees to include, and require inclusion of this clause, suitably modified to identify the parties, in all subcontracts at any tier for supplies or services (including construction, architect-engineer services, and materials, supplies, models, samples, and design or testing services expected to exceed the simplified acquisition threshold); however, omission of this clause from any subcontract, including those at or below the simplified acquisition threshold, does not affect this authorization and consent.

(End of clause)

02.  52.227-2 Notice and Assistance Regarding Patent and Copyright Infringement.

     NOTICE AND ASSISTANCE REGARDING PATENT AND COPYRIGHT INFRINGEMENT (APR
     1984)

(a) The Contractor shall report to the Contracting Officer, promptly and in reasonable written detail, each notice or claim of parent or copyright infringement based on the performance of this contract of which the Contractor has knowledge.

(b) In the event of any claim or suit against the Government on account of any alleged patent or copyright infringement arising out of the performance of this contract or out of the use of any supplies furnished or work or services performed under this contract, the Contractor shall furnish to the Government, when requested by the Contracting Officer, all evidence and information in possession of the Contractor pertaining to such suit or claim. Such evidence and information shall be furnished at the expense of the Government except where the Contractor has agreed to indemnify the Government.

(c) The Contractor agrees to include, and require inclusion of, this clause in all subcontracts at any tier for supplies or services (including construction and architect-engineer subcontracts and those for material, supplies, models, samples, or design or testing services) expected to exceed the dollar amount set forth in 13.000 of the Federal Acquisition Regulation (FAR).

(End of clause)

03.  952.227-9 Refund of Royalties

     REFUND OF ROYALTIES (FEB 1995)

(a) The contract price includes certain amounts for royalties payable by the Contractor or subcontractors or both, which amounts have been reported to the Contracting Officer.

(b) The term "royalties" as used in this clause refers to any costs or charges in the nature of royalties, license fees, patent or license amortization costs, or the like, for the use of or for rights in parents and parent applications in connection with performing this contract or any

                                                                         1 of 15
subcontract hereunder. The term also includes any costs or charges associated with the access to, use of, or other right pertaining to data that is represented to be proprietary and is related to the performance of this contract or the copying of such data or data that is copyrighted.

(c) The Contractor shall furnish to the Contracting Officer, before final payment under this contract, a statement of royalties paid or required to be paid in connection with performing this contract and subcontracts hereunder together with the reasons.

(d)  The Contractor will be compensated for royalties reported under paragraph
(c) of this clause, only to the extent that such royalties were included in the contract price and are determined by the Contracting Officer to be property chargeable to the Government and allocable to the contract. To the extent that any royalties that are included in the contract price are not, in fact, paid by the Contractor or are determined by the Contracting Officer not to be property chargeable to the government and allocable to the contract, the contract price shall be reduced. Repayment or credit to the Government shall be made as the Contracting Officer directs. The approval by DOE of any individual payments or royalties shall not prevent the Government from contesting at any time the enforceability, validity, scope of, or title to, any patent or the proprietary nature of data pursuant to which a royalty or other payment is to be or has been made.

(e) If, at any time within 3 years after final payment under this contract, the Contractor for any reason is relieved in whole or in part from the payment of the royalties included in the final contract price as adjusted pursuant to paragraph (d) of this clause, the Contractor shall promptly notify the Contracting Officer of that fact and shall reimburse the Government in a corresponding amount.

(f) The substance of this clause, including this paragraph (f), shall be included in any subcontract in which the amount of royalties reported during negotiation of the subcontract exceeds $250.

(End of clause)

04.  952.227-11 Patent Rights - Retention by the Contractor (short form)

     PATENT RIGHTS - RETENTION BY THE CONTRACTOR (SHORT FORM) (FEB 1995)

(a)  Definitions.

     (1) "Invention" means any invention or discovery which is or may be patentable or otherwise protectable under title 35 of the United States Code, or any novel variety of plant which is or may be protected under the Plant Variety Protection Act (7 U.S.C. 2321, et seq.).

     (2) "Made" when used in relation to any invention means the conception of first actual reduction to practice of such invention.

     (3) "Nonprofit organization" means a university or other institution of higher education or an organization of the type described in section 501(c)(3) of the Internal Revenue Code of 1954 (26 U.S.C. 501(c)) and exempt from taxation under section 501 (a) of

                                                                         2 of 15
the Internal Revenue Code (26 U.S.C. 501 (a)) or any nonprofit scientific or educational organization qualified under a state nonprofit organization statute.

     (4) "Practical application" means to manufacture, in the case of a composition or product: to practice, in the case of a process or method; or to operate, in the case of a machine or system, and, in each case, under such conditions as to establish that the invention is being utilized and that is benefits are, to the extent permitted by law or Government regulations, available to the public on reasonable terms.

     (5)   "Small business firm" means a small business concern as defined at section 2 of Pub. L. 85-536 (15 U.S.C. 632) and implementing regulations of the Administrator of the Small Business Administration. For the purpose of this clause, the size standards for small business concerns involved in Government procurement and subcontracting at 13 CFR 121.3-8 and 13 CFR 121.3-12, respectively, will be used.

     (6) "Subject invention" means any invention of the contractor conceived or first actually reduced to practice in the performance of work under this contract, provided that in the case of a variety of plant, the date of determination (as defined in section 41(d) of the Plant Variety Protection Act, 7 U.S.C. 2401(d)) must also occur during the period of contract performance.

     (7) "Agency licensing regulations" and "agency regulations concerning the licensing of Government-owned inventions" mean the Department of Energy patent licensing regulations at 10 CFR Part 781.

(b) Allocation of principal rights. The Contractor may retain the entire right, title, and interest throughout the world to each subject invention subject to the provisions of this clause and 35 U.S.C. 203. With respect to any subject invention in which the Contractor retains title, the Federal Government shall have a nonexclusive, nontransferable, irrevocable, paid-up license to practice or have practiced for or on behalf of the United States the subject invention throughout the world.

(c) Invention disclosure, election of title, and filing of patent application by Contractor.

     (1) The Contractor will disclose each subject invention to the Department of Energy (DOE) within 2 months after the inventor discloses it in writing to Contractor personnel responsible for patent matters. The disclosure to DOE shall be in the form of a written report and shall identify the contract under which the invention was made and the inventor(s). It shall be sufficiently complete in technical detail to convey a clear understanding to the extent known at the time of the disclosure, of the nature, purpose, operation, and the physical, chemical, biological or electrical characteristics of the invention. The disclosure shall also identify any publication on sale or public use of the invention and whether a manuscript describing the invention has been submitted for publication and, if so, whether it has been accepted for publication at the time of disclosure. In addition, after disclosure to the DOE, the Contractor will promptly notify that agency of the acceptance of any manuscript describing the invention for publication or of any on sale or public use planned by the Contractor.

     (2) The Contractor will elect in writing whether or not to retain title to any such invention by notifying DOE within 2 years of disclosure to DOE. However, in any case where publication, on sale or public use has initiated the 1-year statutory period wherein valid

                                                                         3 of 15
patent protection can still be obtained in the United States, the period for election of title may be shortened by DOE to a date that is no more than 60 days prior to the end of the statutory period.

     (3) The Contractor will file its initial patent application on a subject invention to which it elects to retain title within 1 year after election of title or, if earlier, prior to the end of any statutory period wherein valid patent protection can be obtained in the United States after a publication, on sale, or public use. The Contractor will file patent applications in additional countries or international patent offices within either 10 months of the corresponding initial patent application or 6 months from the date permission is granted by the Commissioner of Patents and Trademarks to file foreign patent applications where such filing has been prohibited by a Secrecy Order.

     (4) Requests for extension of the time for disclosure, election, and filing under subparagraphs (c)(1), (2), and (3) of this clause may, at the discretion of the agency, be granted.

(d) Conditions when the Government may obtain title. The Contractor will convey to the Federal agency, upon written request, title to any subject invention --

     (1) If the Contractor fails to disclose or elect title to the subject invention within the times specified in paragraph (c) of this clause, or elects not to retain title; provided, that DOE may only request title within 60 days after learning of the failure of the Contractor to disclose or elect within the specified times.

     (2) In those countries in which the Contractor fails to file patent applications within the times specified in paragraph (c) of this clause; provided, however, that if the Contractor has filed a patent application in a country after the times specified in paragraph (c) of this clause, but prior to its receipt of the written request of the Federal agency, the Contractor shall continue to retain title in that country.

     (3) In any country in which the Contractor decides not to continue the prosecution of any application for, to pay the maintenance fees on, or defend in reexamination or opposition proceeding on, a patent on a subject invention.

(e) Minimum rights to Contractor and protection of the Contractor right to file.

     (1) The Contractor will retain a nonexclusive royalty-free license throughout the world in each subject invention to which the Government obtains title, except if the Contractor fails to disclose the invention within the times specified in paragraph (c) of this clause. The Contractor's license extends to its domestic subsidiary and affiliates, if any, within the corporate structure of which the Contractor is a party and includes the right to grant sublicenses of the same scope to the extent the Contractor was legally obligated to do so at the time the contract was awarded. The license is transferable only with the approval of the Federal agency, except when transferred to the successor of that part of the Contractor's business to which the invention pertains.

     (2) The Contractor's domestic license may be revoked or modified by DOE to the extent necessary to achieve expeditious practical application of subject invention pursuant to an application for an exclusive license submitted in accordance with applicable provisions at 37 CFR Part 404 and agency licensing regulations. This license will not be revoked in that

                                                                         4 of 15
field of use or the geographical areas in which the Contractor has achieved practical application and continues to make the benefits of the invention reasonably accessible to the public. The license in any foreign country may be revoked or modified at the discretion of DOE to the extent the Contractor, its licensees, or the domestic subsidiaries or affiliates have failed to achieve practical application in that foreign country.

     (3) Before revocation or modification of the license, DOE will furnish the Contractor a written notice of its intention to revoke or modify the license, and the Contractor will be allowed 30 days (or such other time as may be authorized by DOE for good cause shown by the Contractor) after the notice to show cause why the license should not be revoked or modified. The Contractor has the right to appeal, in accordance with applicable regulations in 37 CFR Part 404 and agency regulations concerning the licensing of Government owned inventions, any decision concerning the revocation or modification of the license.

(f)  Contractor action to protect the Government's interest.

     (1) The Contractor agrees to execute or to have executed and promptly deliver to DOE all instruments necessary to (i) establish or confirm the rights the Government has throughout the world in those subject inventions to which the Contractor elects to retain title, and (ii) convey title to DOE when requested under paragraph (d) of this clause and to enable the government to obtain patent protection throughout the world in that subject invention.

     (2) The Contractor agrees to require, by written agreement, its employees, other than clerical and nontechnical employees, to disclose promptly in writing to personnel identified as responsible for the administration of parent matters and in a format suggested by the Contractor each subject invention made under contract in order that the Contractor can comply with the disclosure provisions of paragraph (c) of this clause, and to execute all papers necessary to file patent applications on subject inventions and to establish the Government's rights in the subject inventions. This disclosure format should require, as a minimum, the information required by subparagraph (c)(1) of this clause. The Contractor shall instruct such employees, through employee agreements or other suitable educational programs, on the importance of reporting inventions in sufficient time to permit the filing of patent applications prior to U.S. or foreign statutory bars.

     (3) The Contractor will notify DOE of any decision not to continue the prosecution of a patent application, pay maintenance fees, or defend in a reexamination or opposition proceeding on a patent, in any country, not less than 30 days before the expiration of the response period required by the relevant parent office.

     (4) The Contractor agrees to include, within the specification of any United States patent application and any patent issuing thereon covering a subject invention, the following statement, "This invention was made with Government support under (identify the contract) awarded by the United States Department of Energy. The Government has certain rights in the invention."

(g)  Subcontracts.

     (1) The Contractor will include this clause, suitably modified to identify the parties, in all subcontracts, regardless of tier, for experimental, developmental, or research work to be performed by a small business firm or domestic nonprofit organization. The subcontractor will retain all rights provided for the Contractor in this clause, and the Contractor will not, as

                                                                         5 of 15
part of the consideration for awarding the subcontract, obtain rights in the subcontractor's subject inventions.

     (2) The contractor shall include in all other subcontracts, regardless of tier, for experimental, developmental, demonstration, or research work the patent rights clause at 952.227-13.

     (3) In the case of subcontracts, at any tier, DOE, subcontractor, and the Contractor agree that the mutual obligations of the parties created by this clause constitute a contract between the subcontractor and DOE with respect to the matters covered by the clause; provided, however, that nothing in this paragraph is intended to confer any jurisdiction under the Contract Disputes Act in connection with proceedings under paragraph (j) of this clause.

(h) Reporting on utilization of subject inventions. The Contractor agrees to submit, on request, periodic reports no more frequently than annually on the utilization of a subject invention or on efforts at obtaining such utilization that are being made by the Contractor or its licensees or assignees. Such reports shall include information regarding the status of development, date of first commercial sale or use, gross royalties received, by the Contractor, and such other data and information as DOE may reasonably specify. The Contractor also agrees to provide additional reports as may be requested by DOE in connection with any march-in proceeding undertaken by that agency in accordance with paragraph (j) of this clause. As required by 35 U.S.C. 202(c)(5), DOE agrees it will not disclose such information to persons outside the Government without permission of the Contractor.

(i) Preference for United States industry. Notwithstanding any other provision of this clause, the Contractor agrees that neither it nor any assignee will grant to any person the exclusive right to use or sell any subject invention in the United States unless such person agrees that any product embodying the subject invention or produced through the use of the subject invention will be manufactured substantially in the United States. However, in individual cases, the requirement for such an agreement may be waived by DOE upon a showing by the Contractor or its assignee that reasonable but unsuccessful efforts have been made to grant licenses on similar terms to potential licensees that would be likely to manufacture substantially in the United States or that under the circumstances domestic manufacture is not commercially feasible.

(j) March-in rights. The Contractor agrees that, with respect to any subject invention in which it has acquired title, DOE has the right in accordance with the procedures in 37 CFR 401.6 and any supplemental regulations of the agency to require the Contractor, an assignee or exclusive licensee of a subject invention to grant a nonexclusive, partially exclusive, or exclusive license in any field of use to a responsible applicant or applicants, upon terms that are reasonable under the circumstances, and, if the Contractor, assignee, or exclusive licensee refuses such a request, DOE has the right to grant such a license itself if DOE determines that -- (1) Such action is necessary because the Contractor or assignee has not taken, or is not expected to take within a reasonable time, effective steps to achieve practical application of the subject invention in such field of use; (2) Such action is necessary to alleviate health or safety needs which are not reasonably satisfied by the Contractor, assignee, or their licensees; (3) Such action is necessary to meet requirements for public use specified by Federal regulations and such requirements are not reasonably satisfied by the Contractor, assignee, or licensees; or (4) Such action is necessary because the agreement required by paragraph (i) of this clause has not been obtained or waived or because a licensee of the exclusive right to use or sell any subject invention in the United States is in breach of such agreement.

                                                                         6 of 15

(k) Special provisions for contracts with nonprofit organizations. If the Contractor is a nonprofit organization, it agrees that --

     (1) Rights to a subject invention in the United States may not be assigned without the approval of the Federal agency, except where such assignment is made to an organization which has as one of its primary functions the management of inventions; provided, that such assignee will be subject to the same provisions as the Contractor;

     (2) The Contractor will share royalties collected on a subject invention with the inventor, including Federal employee co-inventors (when DOE deems it appropriate) when the subject invention is assigned in accordance with 35 U.S.C. 202(e) and 37 CFR 401.10;

     (3) The balance of any royalties or income earned by the Contractor with respect to subject inventions, after payment of expenses (including payments to Inventors) incidental to the administration of subject inventions will be utilized for the support of scientific research or education; and

     (4) It will make efforts that are reasonable under the circumstances to attract licensees of subject inventions that are small business firms, and that it will give a preference to a small business firm when licensing a subject invention if the Contractor determines that the small business firm has a plan or proposal for marketing the invention which, if executed, is equally as likely to bring the invention to practical application as any plans or proposals from applicants that are not small business firms; provided, that the Contractor is also satisfied that the small business firm has the capability and resources to carry out its plan or proposal. The decision whether to give a preference in any specific case will be at the discretion of the contractor. However, the Contractor agrees that the Secretary of Commerce may review the Contractor's licensing program and decisions regarding small business applicants, and the Contractor will negotiate changes to its licensing policies, procedures, or practices with the Secretary of Commerce when that Secretary's review discloses that the Contractor could take reasonable steps to more effectively implement the requirements of this subparagraph (k)(4).

(l)  Communications.

     (1) The contractor shall direct any notification, disclosure, or request to DOE provided for in this clause to the DOE patent counsel assisting the DOE contracting activity, with a copy of the communication to the Contracting Officer.

     (2) Each exercise of discretion or decision provided for in this clause, except subparagraph (k)(4), is reserved for the DOE Patent Counsel and is not a claim or dispute and is not subject to the Contract Disputes Act of 1978.

     (3) Upon request of the DOE Patent Counsel or the contracting officer, the contractor shall provide any or all of the following:

          (i) a copy of the patent application, filing date, serial number and title, patent number, and issue date for any subject invention in any country in which the contractor has applied for a patent;

          (ii) a report, not more often than annually, summarizing all subject inventions which were disclosed to DOE individually during the reporting period specified; or

                                                                         7 of 15

          (iii) a report, prior to closeout of the contract, listing all subject inventions or stating that there were none.

(End of clause)

05. 52.227-14 Rights in Data - General, with Alternates I, II, III and V, and paragraph (d)(3)

     RIGHTS IN DATA - GENERAL (JUN 1987)

(a)  Definitions.
     -----------

     "Computer software," as used in this clause, means computer programs, computer data bases, and documentation thereof.

     "Data," as used in this clause, means recorded information, regardless of form or the media on which it may be recorded. The term includes technical data and computer software. The terms does not include information incidental to contract administration, such as financial, administrative, cost or pricing, or management information.

     "Form, fit, and function data," as used in this clause, means data relating to items, components, or processes that are sufficient to enable physical and functional interchangeability, as well as data identifying source, size, configuration, mating, and attachment characteristics, functional characteristics, and performance requirements; except that for computer software it means data identifying source, functional characteristics, and performance requirements but specifically excludes the source code, algorithm process, formula, and flow charts of the software.

     "Limited rights data", as used in this clause, means data (other than computer software) developed at private expense that embody trade secrets or are commercial or financial and confidential or privileged.

     "Technical data," as used in this clause, means data (other than computer software) which are of a scientific or technical nature.

     "Restricted computer software," as used in this clause, means computer software developed at private expense and that is a trade secret; is commercial or financial and is confidential or privileged; or is published copyrighted computer software; including minor modifications of such computer software.

     "Unlimited rights," as used in this clause, means the right of the Government to use, disclose, reproduce, prepare derivative works, distribute copies to the public, and perform publicly and display publicly, in any manner and for any purpose, and to have or permit others to do so.

     "Limited rights," as used in this clause, means the rights of the Government in limited rights data as set forth in the Limited Rights Notice of subparagraph (g)(2) if included in this clause.

     "Restricted rights," as used in this clause, means the rights of the Government in restricted computer software, as set forth in a Restricted Rights Notice of subparagraph (g)(3) if included in this clause, or as otherwise may be provided in a collateral agreement

                                                                         8 of 15
incorporated in and made part of this contract, including minor modifications of such computer software.

(b)  Allocation of rights.
     --------------------

     (1) Except as provided in paragraph (c) below regarding copyright, the Government shall have unlimited rights in:

          (i)   Data first produced in the performance of this contract;

          (ii)  Form, fit, and function data delivered under this contract;

          (iii) Data delivered under this contract (except for restricted computer software) that constitute manuals or instructional and training material for installation, operation, or routine maintenance and repair items, components, or processes delivered or furnished for use under this contract; and

          (iv) All other data delivered under this contract unless provided otherwise for limited rights data or restricted computer software in accordance with paragraph (g) below.

     (2)  The Contractor shall have the right to:

          (i) Use, release to others, reproduce, distribute, or publish any data first produced or specifically used by the Contractor in the performance of this contract, unless provided otherwise in paragraph (d) below;

          (ii) Protect from unauthorized disclosure and use those data which are limited rights data or restricted computer software to the extent provided in paragraph (g) below;

          (iii) Substantiate use of, add or correct limited rights, restricted rights, or copyright notices and to take other appropriate action, in accordance with paragraphs (e) and (f) below; and

          (iv) Establish claim to copyright subsisting in data first produced in the performance of this contract to the extent provided in subparagraph
(c)(1) below.

(c)  Copyright.
     ---------

     (1) Data first produced in the performance of this contract. Unless provided otherwise in subparagraph (d) below, the Contractor may establish, without prior approval of the Contracting Officer, claim to copyright subsisting in scientific and technical articles based on or containing data first produced in the performance of this contract and published in academic, technical or professional journals, symposia proceedings or similar works. The prior, express written permission of the Contracting Officer is required to establish claim to copyright subsisting in all other data first produced in the performance of this contract. When claim to copyright is made, the Contractor shall affix the applicable copyright notices of 17 U.S.C. 401 or 402 and acknowledgment of Government sponsorship (including contract number) to the data when such data are delivered to the Government, as well as when the data are published or deposited for registration as a published work in the U.S. Copyright Office. For data other than computer software the Contractor grants to the Government, and others acting on its behalf, a paid-up, nonexclusive, irrevocable worldwide license in such copyrighted data to reproduce, prepare derivative works, distribute copies to the public, and

                                                                         9 of 15
perform publicly and display publicly, by or on behalf of the Government. For computer software, the Contractor grants to the Government and others acting in its behalf, a paid-up nonexclusive, irrevocable worldwide license in such copyrighted computer software to reproduce, prepare derivative works, and perform publicly and display publicly by or on behalf of the Government.

     (2) Data not first produced in the performance of this contract. The Contractor shall not, without prior written permission of the Contracting Officer, incorporate in data delivered under this contract any data not first produced in the performance of this contract and which contains the copyright notice of 17 U.S. C. 401 and 402, unless the Contractor identifies such data and grants to the Government or acquires on its behalf a license of the same scope as set forth in subparagraph (1) above; provided, however, that if such data are computer software the Government shall acquire a copyright license as set forth in subparagraph (g)(3) below if included in this contract or as otherwise may be provided in a collateral agreement incorporated in or made part of this contract.

     (3) Removal of copyright notices. The Government agrees not to remove any copyright notices place on data pursuant to this paragraph (c), and to include such notices on all reproductions of the data.

(d)  Release, publication and use of data.
     ------------------------------------

     (1) The Contractor shall have the right to use, release to others, reproduce, distribute, or publish any data first produced or specifically used by the Contractor in the performance of this contract, except to the extent such data may be subject to the Federal export control or national security laws or regulations, or, unless otherwise provided below in this paragraph or expressly set forth in this contract.

     (2) The Contractor agrees that to the extent it receives or is given access to data necessary for the performance of this contract which contain restrictive markings, the Contractor shall treat the data in accordance with such markings unless otherwise specifically authorized in writing by the Contracting Officer.

     (3) The Contractor agrees not to establish claim to copyright in computer software first produced in the performance of this contract without prior written permission of the Contracting Officer. When such permission is granted, the Contracting Officer shall specify appropriate terms to assure dissemination of the software. The Contractor shall promptly deliver to the Contracting Officer or to the Patent Counsel designated by the Contracting Officer a duly executed and approved instrument fully confirmatory of all rights to which the Government is entitled, and other terms pertaining to the computer software to which claim to copyright is made.

(e)  Unauthorized marking of data.
     ----------------------------

     (1) Notwithstanding any other provisions of this contract concerning inspection or acceptance, if any data delivered under this contract are marked with the notices specified in subparagraphs (g)(2) or (g)(3) below and use of such is not authorized by this clause, or if such data bears any other restrictive or limiting markings not authorized by this contract, the Contracting Officer may at any time either return the data to the Contractor, or cancel or ignore the markings. However, the following procedures shall apply prior to canceling or ignoring the markings.

                                                                        10 of 15

          (i) The Contracting Officer shall make written inquiry to the contractor affording the Contractor 30 days from receipt of the inquiry to provide written justification to substantiate the propriety of the markings;

          (ii) If the Contractor fails to respond or fails to provide written justification to substantiate the propriety of the markings within the 30-day period (or a longer time not exceeding 90 days approved in writing by the Contracting Officer for good cause shown), the Government shall have the right to cancel or ignore the markings at any time after said period and the data will not longer be made subject to any disclosure prohibitions.

          (iii) If the Contractor provides written justification to substantiate the propriety of the markings within the period set in subdivision (i) above, the Contracting Officer shall consider such written Justification and determine whether or not the markings are to be canceled or ignored. If the Contracting Officer determines that the markings are authorized, the Contractor shall be so notified in writing. If the Contracting Officer determines, with concurrence of the Head of the Contracting Activity, that the markings are not authorized, the Contracting Officer shall furnish the Contractor a written determination, which determination shall become the final agency decision regarding the appropriateness of the markings unless the Contractor files suit in a court of competent jurisdiction within 90 days of receipt of the Contracting Officer's decision. The Government shall continue to abide by the markings under this subdivision (iii) until final resolution of the matter either by the Contracting Officer's determination becoming final (in which instance the Government shall thereafter have the right to cancel or ignore the markings at any time and the data will no longer be made subject to any disclosure prohibitions), or by final disposition of the matter by court decision if suit is filed.

     (2) The time limits in the procedures set forth in subparagraph (1) above may be modified in accordance with agency regulations implementing the Freedom of Information Act (5 U.S.C. 552) if necessary to respond to a request thereunder.

     (3) This paragraph (e) does not apply if this contract is for a major system or for support of a major system by a civilian agency other than NASA and the U.S. Coast Guard subject to the provisions of Title III of the Federal Property and Administrative Services Act of 1949.

     (4) Except to the extent the Government's action occurs as the result of final disposition of the matter by a court of competent jurisdiction, the Contractor is not precluded by this paragraph (e) from bringing a claim under the Contract Disputes Act, including pursuant to the Disputes clause of this contract, as applicable, that may arise as the result of the Government removing or ignoring authorized markings on data delivered under this contract.

(f)  Omitted or incorrect markings.
     -----------------------------

     (1) Data delivered to the Government without either the limited rights or restricted rights notice as authorized by paragraph (g) below, or the copyright notice required by paragraph (c) above, shall be deemed to have been furnished with unlimited rights, and the Government assumes no liability for disclosure, use, or reproduction of such data. However, to the extent the data has not been disclosed without restriction outside the Government, the Contractor may request, within 6 months (or a longer time approved by the Contracting Officer for good cause shown) after delivery of such data, permission to have notices placed

                                                                        11 of 15
on qualifying data, at the Contractor's expense, and the Contracting Officer may agree to do so if the Contractor:

          (i) Identifies the data to which the omitted notice is to be applied;

          (ii)  Demonstrates that the omission of the notice was inadvertent;

          (iii) Establishes that the use of the proposed notice is authorized;
and

          (iv) Acknowledges that the Government has no liability with respect to the disclosure, use, or reproduction of any such data made prior to the addition of the notice or resulting from the omission of the notice.

     (2) The Contracting Officer may also (i) permit correction at the Contractor's expense of incorrect notices if the Contractor identifies the data on which correction of the notice is to be made, and demonstrates that the correct notice is authorized, or (ii) correct any incorrect notices.

(g)  Protection of limited rights data and restricted computer software.
     ------------------------------------------------------------------

     (1)  When data other than that listed in subparagraphs (b)(1)(i), (ii) and
(iii) above are specified to be delivered under this contract and qualify as either limited rights data or restricted computer software, if the Contractor desires to continue protection of such data, the Contractor shall withhold such data and not furnish them to the Government under this Contract. As a condition to this withholding, the Contractor shall identify the data being withheld and furnish form, fit, and function data in lieu thereof. Limited rights data that are formatted as a computer data base for delivery to the Government is to be created as limited rights data and not restricted computer software.

     (2)  [Reserved.]

     (3)  [Reserved.]

(h)  Subcontracting.
     --------------

     The Contractor has the responsibility to obtain from its subcontractors all data and rights therein necessary to fulfill the Contractor's obligations to the Government under this contract. If a subcontractor refuses to accept terms affording the Government such rights, the Contractor shall promptly bring such refusal to the attention of the Contracting Officer and not proceed with subcontract award without further authorization.

(i)  Relationship to patents.
     -----------------------

     Nothing contained in this clause shall imply a license to the Government under any patent or be construed as affecting the scope of any license or other right otherwise granted to the Government.

(j) The Contractor agrees, except as may be otherwise specified in this contract for specific data items listed as not subject to this paragraph, that the Contracting Officer or an authorized representative may, up to three years after acceptance of all items to be delivered under this contract, inspect at the Contractor's facility any data withheld pursuant to paragraph (g)(1) above, for purposes of verifying the Contractor's assertion pertaining to the

                                                                        12 of 15
limited rights or restricted rights status of the data or for evaluating work performance. Where the Contractor whose data are to be inspected demonstrates to the Contracting Officer that there would be a possible conflict of interest if the inspection where made by a particular representative, the Contracting Officer shall designate an alternate inspector.

(End of clause)

                                 ALTERNATE II

     (g)(2) Notwithstanding subparagraph (g)(1) of this clause, the contract may identify and specify the delivery of limited rights data, or the Contracting Officer may require by written request the delivery of limited rights data that has been withheld or would otherwise be withholdable. If delivery of such data is so required, the Contractor may affix the following "Limited Rights Notice" to the data and the Government will thereafter treat the data, subject to the provisions of paragraphs (e) and (f) of this clause, in accordance with such
Notice:

                       LIMITED RIGHTS NOTICE (JUN 1987)

     (a) These data are submitted with limited rights under Government contract No.__________ (and subcontract No. __________, if appropriate). These data may be reproduced and used by the Government with the express limitation that they will not, without written permission of the Contractor, be used for purposes of manufacture nor disclosed outside the Government; except that the Government may disclose these data outside the Government for the following purposes, if any, provided that the Government makes such disclosure subject to prohibition against further use and disclosure:

     - [Agencies may list additional purposes as set forth in 27.404(d)(l) or if none, so state]

     (b) This Notice shall be marked on any reproduction of these data, in whole or in part.

                                (End of notice)

                                 ALTERNATE III

     (g)(3)(i) Notwithstanding subparagraph (g)(1) of this clause, the contract may identify and specify the delivery of restricted computer software, or the Contracting Officer may require by written request the delivery of restricted computer software that has been withheld or would otherwise be withholdable. If delivery of such computer software is so required, the Contractor may affix the fol1owing "Restricted Rights Notice" to the computer software and the Government will thereafter treat the computer software, subject to paragraphs (e) and (f) of this clause, in accordance with the Notice:

                      RESTRICTED RIGHTS NOTICE (JUN 1987)

     (a) This computer software is submitted with restricted rights under Government Contract No. __________ (and subcontract __________, if appropriate). It may not be used, reproduced, or disclosed by the Government except as provided in paragraph (b) of this Notice or as otherwise expressly stated in the contract.

                                                                        13 of 15

     (b)  This computer software may be:

          (1) Used or copied for use in or with the computer or computers for which it was acquired, including use at any Government installation to which such computer or computers may be transferred;

          (2) Used or copied for use in a backup computer if any computer for which it was acquired is inoperative;

          (3)  Reproduced for safekeeping (archives) or backup purposes;

          (4) Modified, adapted, or combined with other computer software, provided that the modified, combined, or adapted portions of the derivative software incorporating restricted computer software are made subject to the same restricted rights;

          (5) Disclosed to and reproduced for use by support service Contractors in accordance with subparagraphs (b)(1) through (4) of this clause, provided the Government makes such disclosure or reproduction subject to these restricted rights; and

          (6) Used or copied for use in or transferred to a replacement computer.

     (c) Notwithstanding the foregoing, if this computer software is published copyrighted computer software, it is licensed to the Government, without disclosure prohibitions, with the minimum rights set forth in paragraph (b) of this clause.

     (d) Any others rights or limitations regarding the use, duplication, or disclosure of this computer software are to be expressly stated in, or incorporated in, the contract.

     (e) This Notice shall be marked on any reproduction of this computer software, in whole or in part.

                                (End of notice)

          (ii) Where it is impractical to include the Restricted Rights Notice on restricted computer software, the following short-form Notice may be used in lieu thereof:

                           RESTRICTED RIGHTS NOTICE
                             SHORT FORM (JUN 1987)

          Use, reproduction, or disclosure is subject to restrictions set forth in Contract No. __________ (and subcontract __________, if appropriate) with __________ (name of Contractor and subcontractor)."

                                (End of notice)

          (iii) If restricted computer software is delivered with the copyright notice of 17 U.S.C. 401, it will be presumed to be published copyrighted computer software licensed to the Government without disclosure prohibitions, with the minimum rights set forth in paragraph (b) of this clause, unless the Contractor includes the following statement with such copyright notice: "Unpublished-rights reserved under the Copyright Laws of the United States."

                                                                        14 of 15

(End of clause)

06.  48 CFR 52.227-16 Additional Data Requirements

     ADDITIONAL DATA REQUIREMENTS (JUN 1987)

(a) In addition to the data (as defined in the clause at 52.227-14, Rights in Data-General clause or other equivalent included in this contract) specified elsewhere in this contract to be delivered, the Contracting Officer may, at any time during contract performance or within a period of 3 years after acceptance of all items to be delivered under this contract, order any data first produced or specifically used in the performance of this contract.

(b) The Rights in Data-General clause or other equivalent included in this contract is applicable to all data ordered under this Additional Data Requirements clause. Nothing contained in this clause shall require the Contractor to deliver any data the withholding of which is authorized by the Rights in Data-General or other equivalent clause of this contract, or data which are specifically identified in this contract as not subject to this clause.

(c) When data are to be delivered under this clause, the Contractor will be compensated for converting the data into the prescribed form, for reproduction, and for delivery.

(d) The Contracting Officer may release the Contractor from the requirements of this clause for specifically identified data items at any time during the 3-year period set forth in paragraph (a) of this clause.

(End of clause)

07.  48 CFR 52.227-23 Rights to Proposal Data

     RIGHTS TO PROPOSAL DATA (TECHNICAL)(JUN 1987)

Except for data contained on pages _____, it is agreed that as a condition of award of this contract, and notwithstanding the conditions of any notice appearing thereon, the Government shall have unlimited rights (as defined in the "Rights in Data-General" clause contained in this contract) in and to the technical data contained in the proposal dated ______, upon which this contract is based.

                                                                        15 of 15

                                 ATTACHMENT 1

952.227-13 Patent Rights - Acquisition by the Government

     PATENT RIGHTS-ACQUISITION BY THE GOVERNMENT (FEB 1995)

(a)  Definitions.

     "Invention", as used in this clause, means any invention or discovery which is or may be patentable or otherwise protectable under title 35 of the United States Code or any novel variety of plant that is or may be protectable under the Plant Variety Protection Act (7 U.S.C. 2321, et seq.).

     "Practical application", as used in this clause, means to manufacture, in the case of a composition or product; to practice, in the case of a process or method; or to operate, in the case of a machine or system; and, in each case, under such conditions as to establish that the invention is being utilized and that its benefits are, to the extent permitted by law or Government regulations, available to the public on reasonable terms.

     "Subject invention", as used in this clause, means any invention of the Contractor conceived or first actually reduced to practice in the course of or under this contract.

     "Parent Counsel", as used in this clause, means the Department of Energy Patent Counsel assisting the procuring activity.

     "DOE patent waiver regulations", as used in this clause, means the Department of Energy patent waiver regulations at 41 CFR 9-9.109-6 or successor regulations.

     "Agency licensing regulations" and "applicable agency licensing regulations", as used in this clause, mean the Department of Energy patent licensing regulations at 10 CFR Part 781.

(b)  Allocations of principal rights.

     (1) Assignment to the Government. The Contractor agrees to assign to the Government the entire right, title, and interest throughout the world in and to each subject invention, except to the extent that rights are retained by the Contractor under subparagraph (b)(2) and paragraph (d) of this clause.

     (2)  Greater rights determinations.

          (i) The contractor, or an employee-inventor after consultation with the Contractor, may request greater rights than the nonexclusive license and the foreign patent rights provided in paragraph (d) of this clause on identified inventions in accordance with the DOE patent waiver regulations. A request for a determination of whether the Contractor or the employee-inventor is entitled to acquire such greater rights must be submitted to the Patent Counsel with a copy to the Contracting Officer at the time of the first disclosure of the invention pursuant to subparagraph (e)(2) of this clause, or not later than 8 months thereafter, unless a longer period is authorized in writing by the Contracting Officer for good cause shown in writing

                                                                         1 of 11
by the Contractor. Each determination of greater rights under this contract shall be subject to paragraph (c) of this clause, unless otherwise provided in the greater rights determination, and to the reservations and conditions deemed to be appropriate by the Secretary of Energy or designee.

          (ii) Within two (2) months after the filing of a patent application, the Contractor shall provide the filing date, serial number and title, a copy of the patent application (including an English-language version if filed in a language other than English), and, promptly upon issuance of a patent, provide the patent number and issue date for any subject invention in any country for which the Contractor has been granted title or the right to file and prosecute on behalf of the United States by the Department of Energy.

          (iii) Not less than thirty (30) days before the expiration of the response period for any action required by the Patent and Trademark Office, notify the Patent Counsel of any decision not to continue prosecution of the application.

          (iv) Upon request, the Contractor shall furnish the Government an irrevocable power to inspect and make copies of the patent application file.

(c)  Minimum rights acquired by the Government.

     (1) With respect to each subject invention to which the Department of Energy grants the Contractor principal or exclusive rights, the Contractor agrees as follows:

          (i) The Contractor hereby grants to the Government a nonexclusive, nontransferable, irrevocable, paid-up license to practice or have practiced each subject invention throughout the world by or on behalf of the Government of the United States (including any Government agency).

          (ii) The Contractor agrees that with respect to any subject invention in which DOE has granted it title, DOE has the right in accordance with the procedures in the DOE patent waiver regulations to require the Contractor, an assignee, or exclusive licensee of a subject invention to grant a nonexclusive, partially exclusive, or exclusive license in any field of use to a responsible applicant or applicants, upon terms that are reasonable under the circumstances, and if the Contractor, assignee, or exclusive licensee refuses such a request, DOE has the right to grant such a license itself if it determines that --

          (A) Such action is necessary because the Contractor or assignee has not taken, or is not expected to take within a reasonable time, effective steps to achieve practical application of the subject invention in such field of use;

          (B) Such action is necessary to alleviate health or safety needs which are not reasonably satisfied by the Contractor, assignee, or their licensees;

          (C) Such action is necessary to meet requirements for public use specified by Federal regulations and such requirements are not reasonably satisfied by the Contractor, assignee, or licensees; or

                                                                         2 of 11

          (D) Such action is necessary because the agreement required by paragraph (i) of this clause has neither been obtained nor waived or because a license of the exclusive right to use or sell any subject invention in the United States is in breach of such agreement.

          (iii) The Contractor agrees to submit on request periodic reports no more frequently than annually on the utilization of a subject invention or on efforts at obtaining such utilization of a subject invention or on efforts at obtaining such utilization that are being made by the Contractor or its licensees or assignees. Such reports shall include information regarding the status of development, date of first commercial sale or use, gross royalties received by the Contractor, and such other data and information as DOE may reasonably specify. The Contractor also agrees to provide additional reports as may be requested by DOE in connection with any march-in proceedings undertaken by that agency in accordance with subparagraph (c)(1)(ii) of this clause. To the extent data or information supplied under this section is considered by the Contractor, its licensee, or assignee to be privileged and confidential and is so marked, the Department of Energy agrees that, to the extent permitted by law, it will not disclose such information to persons outside the Government.

          (iv) The Contractor agrees, when licensing a subject invention, to arrange to avoid royalty charges on acquisitions involving Government funds, including funds, derived through a Military Assistance Program of the Government or otherwise derived through the Government, to refund any amounts received as royalty charges on a subject invention in acquisitions for, or on behalf of, the Government, and to provide for such refund in any instrument transferring rights in the invention to any party.

          (v) The Contractor agrees to provide for the Government's paid-up license pursuant to subparagraph (c)(1)(i) of this clause in any instrument transferring rights in a subject invention and to provide for the granting of licenses as required by subparagraph (c)(1)(ii) of this clause, and for the reporting of utilization information as required by subparagraph (c)(1)(iii) of this clause, whenever the instrument transfers principal or exclusive rights in a subject invention.

     (2) Nothing contained in this paragraph (c) shall be deemed to grant to the Government any rights with respect to any invention other than a subject invention.

(d)  Minimum rights to the Contractor.

     (1) The Contractor is hereby granted a revocable, nonexclusive, royalty-free license in each patent application filed in any country on a subject invention and any resulting patent in which the Government obtains title, unless the Contractor fails to disclose the subject invention within the times specified in subparagraph (e)(2) of this clause. The Contractor's license extends to its domestic subsidiaries and affiliates, if any, within the corporate structure of which the Contractor is a part and includes the right to grant sublicenses of the same scope to the extent the Contractor was legally obligated to do so at the time the contract was awarded. The license is transferable only with the approval of DOE except when transferred to the successor of that part of the Contractor's business to which the invention pertains.

     (2) The Contractor's domestic license may be revoked or modified by DOE to the extent necessary to achieve expeditious practical application of the subject invention pursuant to an

                                                                         3 of 11
application for an exclusive license submitted in accordance with applicable provisions in 371 CFR Part 404 and agency licensing regulations. This license will not be revoked in that field of use or the geographical areas in which the Contractor has achieved practical applications and continues to make the benefits of the invention reasonably accessible to the public. The license in any foreign country may be revoked or modified at the discretion of DOE to the extent the Contractor, its licensees, or its domestic subsidiaries or affiliates have failed to achieve practical application in that foreign country.

     (3) Before revocation or modification of the license, DOE will furnish the Contractor a written notice of its intention to revoke or modify the license, and the Contractor will be allowed 30 days (or such other time as may be authorized by DOE for good cause shown by the Contractor) after the notice to show cause why the license should not be revoked or modified. The Contractor has the right to appeal, in accordance with applicable agency licensing regulations and 37 CFR Part 404 concerning the licensing of Government-owned inventions, any decision concerning the revocation or modification of its license.

     (4) The Contractor may request the right to acquire patent rights to a subject invention in any foreign country where the Government has elected not to secure such rights, subject to the conditions in subparagraphs (d)(4)(i) through
(d)(4)(vii) of this clause. Such request must be made in writing to the Patent Counsel as part of the disclosure required by subparagraph (e)(2) of this clause, with a copy to the DOE Contracting Officer. DOE approval, if given, will be based on a determination that this would best serve the national interest.

               (i) The recipient of such rights, when specifically requested by DOE, and three years after issuance of a foreign patent disclosing the subject invention, shall furnish DOE a report stating:

                     (A) The commercial use that is being made, or is intended to be made, of said invention, and

                     (B) The steps taken to bring the invention to the point of practical application or to make the invention available for licensing.

               (ii) The Government shall retain at least an irrevocable, nonexclusive, paid-up license to make, use, and sell the invention throughout the world by or on behalf of the Government (including any Government agency) and States and domestic municipal governments, unless the Secretary of Energy or designee determines that it would not be in the public interest to acquire the license for the States and domestic municipal governments.

               (iii) If noted elsewhere in this contract as a condition of the grant of an advance waiver of the Government's title to inventions under this contract, or, if no advance waiver was granted but a waiver of the Government's title to an identified invention is granted pursuant to subparagraph (b)(2) of this clause upon a determination by the Secretary of Energy that it is in the Government's best interest, this license shall include the right of the Government to sublicense foreign governments pursuant to any existing or future treaty or agreement with such foreign governments.

                                                                         4 of 11

               (iv)   Subject to the rights granted in subparagraphs (d)(1),
(2), and (3) of this clause, the Secretary of Energy or designee shall have the right to terminate the foreign patent rights granted in this subparagraph (d)(4) in whole or in part unless the recipient of such rights demonstrates to the satisfaction of the Secretary of Energy or designee that effective steps necessary to accomplish substantial utilization of the invention have been taken or within a reasonable time will be taken.

               (v)    Subject to the rights granted in subparagraphs (d)(1),
(2), and (3) of this clause, the Secretary of Energy or designee shall have the right, commencing four years after foreign patent rights are accorded under this subparagraph (d)(4), to require the granting of a nonexclusive or partially exclusive license to a responsible applicant or applicants, upon terms reasonable under the circumstances, and in appropriate circumstances to terminate said foreign patent rights in whole or in part, following a hearing upon notice thereof to the public, upon a petition by an interested person justifying such hearing:

                      (A) If the Secretary of Energy or designee determines, upon review of such material as he deems relevant and after the recipient of such rights or other interested person has had the opportunity to provide such relevant and material information as the Secretary or designee may require, that such foreign patent rights have tended substantially to lessen competition or to result in undue market concentration in any section of the United States in any line of commerce to which the technology relates; or

                      (B) Unless the recipient of such rights demonstrates to the satisfaction of the Secretary of Energy or designee at such hearing that the recipient has taken effective steps, or within a reasonable time thereafter is expected to take such steps, necessary to accomplish substantial utilization of the invention.

               (vi) If the contractor is to file a foreign patent application on a subject invention, the Government agrees, upon written request, to use its best efforts to withhold publication of such invention disclosures for such period of time as specified by Patent Counsel, but in no event shall the Government or its employees be liable for any publication thereof.

               (vii)  Subject to the license specified in subparagraphs (d)(1),
(2), and (3) of this clause, the contractor or inventor agrees to convey to the Government, upon request, the entire right, title, and interest in any foreign country in which the contractor or inventor fails to have a patent application filed in a timely manner or decides not to continue prosecution or to pay any maintenance fees covering the invention. To avoid forfeiture of the patent application or patent, the contractor or inventor shall, not less than 60 days before the expiration period for any action required by any patent office, notify the Patent Counsel of such failure or decision, and deliver to the Patent Counsel, the executed instruments necessary for the conveyance specified in this paragraph.

(e)  Invention identification, disclosures, and reports.

     (1) The Contractor shall establish and maintain active and effective procedures to assure that subject inventions are promptly identified and disclosed to Contractor personnel responsible for patent matters within 6 months of conception and/or first actual reduction to practice,

                                                                         5 of 11
whichever occurs first in the performance of work under this contract. These procedures shall include the maintenance of laboratory notebooks or equivalent records and other records as are reasonably necessary to document the conception and/or the first actual reduction to practice of subject inventions, and records that show that the procedures for identifying and disclosing the inventions are followed. Upon request, the Contractor shall furnish the Contracting Officer a description of such procedures for evaluation and for determination as to their effectiveness.

     (2)  The Contractor shall disclose each subject invention to the DOE
Patent Counsel with a copy to the Contracting Officer within 2 months after the inventor discloses it in writing to Contractor personnel responsible for patent matters or, if earlier, within 6 months after the Contractor becomes aware that a subject invention has been made, but in any event before any on sale, public use, or publication of such invention known to the Contractor. The disclosure to DOE shall be in the form of a written report and shall identify the contract under which the invention was made and the inventor(s). It shall be sufficiently complete in technical detail to convey a clear understanding, to the extent known at the time of the disclosure, of the nature, purpose, operation, and physical, chemical, biological, or electrical characteristics of the invention. The disclosure shall also identify any publication, on sale, or public use of the invention and whether a manuscript describing the invention has been submitted for publication and, if so, whether it has been accepted for publication at the time of disclosure. In addition, after disclosure to DOE, the Contractor shall promptly notify Patent Counsel of the acceptance of any manuscript describing the invention for publication or of any on sale or public use planned by the Contractor. The report should also include any request for a greater rights determination in accordance with subparagraph (b)(2) of this clause. When an invention is disclosed to DOE under this paragraph, it shall be deemed to have been made in the manner specified in Sections (a)(1) and (a)(2) of 42 U.S.C. 5908, unless the Contractor contends in writing at the time the invention is disclosed that is was not so made.

     (3)  The Contractor shall furnish the Contracting Officer the following:

               (i) Interim reports every 12 months (or such longer period as may be specified by the Contracting Officer) from the date of the contract, listing subject inventions during that period, and certifying that all subject inventions have been disclosed for that there are not such inventions) and that the procedures required by subparagraph (e)(1) of this clause have been followed.

               (ii) A final report, within 3 months alter completion of the contracted work listing all subject inventions or certifying that there were no such inventions, and listing all subcontracts at any tier containing a patent rights clause or certifying that there were no such subcontracts.

     (4) The Contractor agrees to require, by written agreement, its employees, other than clerical and nontechnical employees, to disclose promptly in writing to personnel identified as responsible for the administration of patent matters and in a format suggested by the Contractor each subject invention made under contract in order that the Contractor can comply with the disclosure provisions of paragraph (c) of this clause, and to execute all papers necessary to file patent applications on subject inventions and to establish the Government's rights in the subject inventions. This disclosure format should require, as a minimum the information required by subparagraph (e)(2) of this clause.

                                                                         6 of 11

     (5) The Contractor agrees, subject to FAR 27.302(j), that the Government may duplicate and disclose subject invention disclosures and all other reports and papers furnished or required to be furnished pursuant to this clause.

(f)  Examination of records relating to inventions.

     (1) The Contracting Officer or any authorized representative shall, until 3 years after final payment under this contract, have the right to examine any books (including laboratory notebooks), records, and documents of the Contractor relating to the conception or first actual reduction to practice of inventions in the same field of technology as the work under this contract to determine whether --
            (i)    Any such inventions are subject inventions;

            (ii) The Contractor has established and maintains the procedures required by subparagraphs (e)(1) and (4) of this clause;

            (iii) The Contractor and its inventors have complied with the procedures.

     (2) If the Contracting Officer learns of an unreported Contractor invention which the Contracting Officer believes may be a subject invention, the Contractor may be required to disclose the invention to DOE for a determination of ownership rights.

     (3) Any examination of records under this paragraph will be subject to appropriate conditions to protect the confidentiality of the information involved.

(g) Withholding of payment (NOTE: This paragraph does not apply to subcontracts).

     (1) Any time before final payment under this contract, the Contracting Officer may, in the Government's interest, withhold payment until a reserve not exceeding $50,000 or 5 percent of the amount of this contract, whichever is less, shall have been set aside if, in the Contracting Officers opinion, the Contractor falls to --

            (i) Convey to the Government, using a DOE-approved form, the title and/or rights of the Government in each subject invention as required by this clause.

            (ii) Establish, maintain, and follow effective procedures for identifying and disclosing subject inventions pursuant to subparagraph (e)(1) of this clause;

            (iii)  Disclose any subject invention pursuant to subparagraph
(e)(2) of this clause;

            (iv)   Deliver acceptable interim reports pursuant to subparagraph
(e)(3)(i) of this clause; or

            (v) Provide the information regarding subcontracts pursuant to subparagraph (h)(4) of this clause.

                                                                         7 of 11

     (2) Such reserve or balance shall be withheld until the Contracting Officer has determined that the Contractor has rectified whatever deficiencies exist and has delivered all reports, disclosures, and other information required by this clause.

     (3) Final payment under this contract shall not be made before the Contractor delivers to the Contracting Officer all disclosures of subject inventions required by subparagraph (e)(2) of this clause, and acceptable final report pursuant to subparagraph (e)(3)(ii) of this clause, and the Patent Counsel has issued a patent clearance certification to the Contracting Officer.

     (4) The Contracting Officer may decrease or increase the sums withheld up to the maximum authorized above. No amount shall be withheld under this paragraph while the amount specified by this paragraph is being withheld under other provisions of the contract. The withholding of any amount or the subsequent payment thereof shall not be construed as a waiver of any Government rights.

(h)  Subcontracts.

     (1)  The contractor shall include the clause at 48 CFR 952.227-11
(suitably modified to identify the parties) in all subcontracts, regardless of tier, for experimental, developmental, demonstration, or research work to be performed by a small business firm or domestic nonprofit organization, except where the work of the subcontract is subject to an Exceptional Circumstances Determination by DOE. In all other subcontracts, regardless of tier, for experimental, developmental, demonstration, or research work, the contractor shall include this clause (suitably modified to identify the parties). The contractor shall not, as part of the consideration for awarding the subcontract, obtain rights in the subcontractor's subject inventions.

     (2) In the event of a refusal by a prospective subcontractor to accept such a clause the Contractor --

            (i) Shall promptly submit a written notice to the Contracting Officer setting forth the subcontractor's reasons for such refusal and other pertinent information that may expedite disposition of the matter; and

            (ii) Shall not proceed with such subcontract without the written authorization of the Contracting Officer.

     (3) In the case of subcontracts at any tier, DOE, the subcontractor, and Contractor agree that the mutual obligations of the parties created by this clause constitute a contract between the subcontractor and DOE with respect to those matters covered by this clause.

     (4) The Contractor shall promptly notify the Contracting Officer in writing upon the award of any subcontract at any tier containing a patent rights clause by identifying the subcontractor, the applicable patent rights clause, the work to be performed under the subcontract, and the dates of award and estimated completion. Upon request of the Contracting Officer, the Contractor shall furnish a copy of such subcontract, and, no more frequently than annually, a listing of the subcontracts that have been awarded.

                                                                         8 of 11

     (5) The contractor shall identify all subject inventions of the subcontractor of which it acquires knowledge in the performance of this contract and shall notify the Patent Counsel, with a copy to the contracting officer, promptly upon identification of the inventions.

(i) Preference United States industry. Unless provided otherwise, no Contractor that receives title to any subject invention and no assignee of any such Contractor shall grant to any person the exclusive right to use or sell any subject invention in the United States unless such person agrees that any products embodying the subject invention will be manufactured substantially in the United States. However, in individual cases, the requirement may be waived by the Government upon a showing by the Contractor or assignee that reasonable but unsuccessful efforts have been made to grant licenses on similar terms to potential licensees that would be likely to manufacture substantially in the United States or that under the circumstances domestic manufacture is not commercially feasible.

(j)  Atomic energy.

     (1) No claim for pecuniary award of compensation under the provisions of the Atomic Energy Act of 1954, as amended, shall be asserted with respect to any invention or discovery made or conceived in the course of or under this contract.

     (2) Except as otherwise authorized in writing by the Contracting Officer, the Contractor will obtain patent agreements to effectuate the provisions of subparagraph (e)(1) of this clause from all persons who perform any part of the work under this contract, except nontechnical personnel, such as clerical employees and manual laborers.

(k)  Background Patents.

     (1) Background Patent means a domestic patent covering an invention or discovery which is not a subject invention and which is owned or controlled by the Contractor at any time through the completion of this contract:

            (i) Which the contractor, but not the Government, has the right to license to others without obligation to pay royalties thereon, and

            (ii) Infringement of which cannot reasonably be avoided upon the practice of any specific process, method, machine, manufacture, or composition of matter (including relatively minor modifications thereof) which is a subject of the research, development, or demonstration work performed under this contract.

     (2) The Contractor agrees to and does hereby grant to the Government a royalty-free, nonexclusive license under any background patent for purposes of practicing a subject of this contract by or for the Government in research, development, and demonstration work only.

     (3) The Contractor also agrees that upon written application by DOE, it will grant to responsible parties, for purposes of practicing a subject of this contract, nonexclusive licenses under any background patent on terms that are reasonable under the circumstances. If, however, the Contractor believes that exclusive rights are necessary to achieve expeditious commercial

                                                                         9 of 11
development or utilization, then a request may be made to DOE for DOE approval of such licensing by the Contractor.

     (4) Notwithstanding subparagraph (k)(3) of this clause, the contractor shall not be obligated to license any background patent if the Contractor demonstrates to the satisfaction of the Secretary of Energy or designee that:

            (i) a competitive alternative to the subject matter covered by said background patent is commercially available or readily introducible from one or more other sources; or

            (ii) the Contractor or its licensees are supplying the subject matter covered by said background patent in sufficient quantity and at reasonable prices to satisfy market needs, or have taken effective steps or within a reasonable time are expected to take effective steps to so supply the subject matter.

(l) Publication. It is recognized that during the course of the work under this contract, the Contractor or its employees may from time to time desire to release or publish information regarding scientific or technical developments conceived or first actually reduced to practice in the course of or under this contract. In order that public disclosure of such information will not adversely affect the patent interests of DOE or the Contractor, patent approval for release of publication shall be secured from Patent Counsel prior to any such release or publication.

(m)  Forfeiture of rights in unreported subject inventions.

     (1) The Contractor shall forfeit and assign to the Government at the request of the Secretary of Energy or designee, all rights in any subject invention which the Contractor fails to report to Patent Counsel within six months after the time the Contractor:

            (i) Files or causes to be filed a United States or foreign patent application thereon, or

            (ii) Submits the final report required by subparagraph (e)(2)(ii) of this clause, whichever is later.

     (2) However, the Contractor shall not forfeit rights in a subject invention if, within the time specified in subparagraph (m)(1) of this clause, the Contractor:

            (i) Prepares a written decision based upon a review of the record that the invention was neither conceived nor first actually reduced to practice in the course of or under the contract and delivers the decision to Patent Counsel, with a copy to the Contracting Officer; or

            (ii) Contending that the invention is not a subject invention, the Contractor nevertheless discloses the invention and all facts pertinent to this contention to the Patent Counsel, with a copy to the Contracting Officer; or

            (iii) Establishes that the failure to disclose did not result from the Contractor's fault or negligence.

                                                                        10 of 11

     (3) Pending written assignment of the patent application and patents on a subject invention determined by the Secretary of Energy or designee to be forfeited (such determination to be a final decision under the Disputes clause of this contract), the Contractor shall be deemed to hold the invention and the patent applications and patents pertaining thereto in trust for the Government. The forfeiture provision of this paragraph (m) shall be in addition to and shall not supersede other rights and remedies which the Government may have with respect to subject inventions.

(End of clause)

                                                                        11 of 11

                                  APPENDIX C


                               DE-FC36-98GO10341

                             ADDITIONAL PROVISIONS

                                  APPENDIX C

                             ADDITIONAL PROVISIONS
                             ---------------------

   Section                         Title
   -------                         -----

      1         Payment Provisions
      2         Annual Indirect Cost Rate Proposal and Reconciliation
      3         DOE Officials
      4         Cost Sharing Contributions
      5         Pre-award Costs
      6         Principal Investigator/Key Personnel
      7         Statement of Substantial Involvement
      8         Project Site and Access
      9         Notice of Partial Funding
     10         Lobbying Restriction
     11         Recipient Accounting System Review
     12         Potential Program Income

1 .  PAYMENT PROVISIONS
     ------------------

     a.   Payment Method.  Payment will be made by Reimbursement by electronic
          --------------
          transfer (ACH).

     b.   Invoicing Provisions: Standard Form (SF)270, "Request for Advance or
          --------------------
          Reimbursement," shall be used when requesting payment. The request for payment shall include the total cumulative costs incurred by budget element as recorded in the recipient's accounting records through the billing period, the amount previously received from DOE, and the currently requested amount.

          A one-page summary of the activities within the scope of work in Appendix D of this award, for the current Budget Period, shall be provided by the recipient with each invoice submitted, together with these activities are expected to be consistent with the invoice submitted.

          The total amount obligated by DOE for this action is $215,000.00 as noted in Block 16 A. (1) of the Face Page. This obligation is funded under a one year appropriation and must be expended by midnight, September 30, 1998. Costs incurred after midnight, September 30, 1998 shall not be eligible for reimbursement.

          Invoices shall be submitted to the following addresses:

           Send Original Invoice to:          Send One Copy of Invoice to:

           U.S. Department of Energy          U.S. Department of Energy/GO
           ATTN: AL/FAD/CMT                   ATTN: Accounts Payable
           P.O. BOX 18050                     1617 Cole Boulevard
           Albuquerque, NM 87185-8050         Golden, CO 80401

          The SF 269, "Financial Status Report," required annually by this award's Reporting Requirements shall be submitted in conjunction with the SF270 submitted for the month the annual SF269 report is due, with the data included in the forms traceable to one another. Instructions for completion and submission of the SF269 are found on the form and in Appendix D of this award.

     c.   Final Cost Report:  A final cost report shall be submitted 90 days
          -----------------
          after the end of the total project period. The format of the report shall be the SF269, "Financial Status Report," with any relevant attachments submitted with the form. The final cost report shall compare the amounts allocated in the award's budget to the amounts expended for each budget element and shall indicate whether there is an unobligated balance to be refunded to DOE. The final cost report shall be submitted in conjunction with the final SF270, with the data included in the forms traceable to one another.

2.   ANNUAL INDIRECT COST RATE PROPOSAL AND RECONCILIATION
     -----------------------------------------------------

     The recipient shall be required to submit indirect cost rate proposals directly to the Cognizant Department of Energy Office (CDO) when the Department of Energy (DOE) is the Cognizant Federal Agency (CFA), OR to the designated CFA activity when DOE is not the CFA. If assistance in determining the CFA/CDO responsibilities is required, the cognizant Contract Specialist, identified herein, should be contacted.

     In addition to the indirect cost rate proposal, the recipient shall prepare an annual project cost reconciliation. The project cost reconciliation shall provide a comparison of the costs billed at provisional rates during the proceeding fiscal year versus actual costs incurred at rates reflected in the in indirect cost rate proposal.

     The recipient shall submit the indirect cost rate proposal, when DOE is the CFA, and the project cost reconciliation to the Contract Specialist for this award, within 90 days of the recipient's fiscal year close.

3.   DOE OFFICIALS
     -------------

     The Contract Specialist and the Contracting Officer for this award is Beth
     H. Peterman, at telephone (303) 275-4719, and fax (303) 275-4788.

4.   COST SHARING CONTRIBUTIONS
     --------------------------

     Cost sharing is required for this action by the Recipient at a minimum 50% of the total Budget, for each Budget Period of the Project Period.

     General terms and conditions applicable to cost sharing are found in Provision 7 in Appendix A of this award. DOE and the recipient shall share all allowable and allocable costs resulting from the work performed under this Agreement, with DOE funding 50%, and the recipient sharing at 50%, or $366,230.00 for each party, in accordance with the Budget Plan total and indicated sharing amounts in Appendix D of this award.

5.   PRE-AWARD COSTS
     ---------------

     The recipient shall be entitled to reimbursement for any costs incurred on or after April 15, 1998, which if incurred after this award was made, would have been reimbursable under the provisions of this award.

6.   PRINCIPAL INVESTIGATOR/KEY PERSONNEL
     ------------------------------------

     The following personnel are considered to be essential to the work being performed hereunder:

     Robert Friedland, Program Manager, Principal Investigator
     Phone No.:    860-571-6533, ext. 15
     Fax Number:   860-571-6505

7.   STATEMENT OF SUBSTANTIAL INVOLVEMENT
     ------------------------------------

     The work to be performed under this Agreement is subject to the involvement, surveillance and written technical direction of a "DOE Project Officer" identified in block 11 of the face page.

     DOE will be substantially involved in this project. Substantial involvement may include DOE input to the recipient regarding the management control, direction, and performance of the project. Project management shall be provided by the recipient. However, the direction of the project will be shared by DOE and the recipient. DOE shall have the right to intervene in the conduct or performance of project activities for programmatic reasons. Intervention includes the interruption or modification of the conduct or performance of project activities.

     a. The term "Technical Direction" is defined as direction to the recipient which redirects the work effort, shifts work emphasis between work areas or tasks, requires pursuit of certain lines of inquiry, fills in details or otherwise provides technical guidance to the Participant in order to accomplish the tasks and requirements stated in the Statement of Work, of in Appendix D of this Agreement.

     b. The parties agree that DOE shall have the right to participate in an advisory role in any project committee, board or work group set up to perform decision making or advisory services for purposes of this Agreement.

     c. Technical direction and management surveillance shall not impose tasks or requirements upon the recipient that are additional to, or different from, the tasks and requirements stated in Appendix D, Statement of Work, of this Agreement. The technical direction to be valid:

          (1) Must be issued in writing consistent with the tasks and requirements in Appendix D, Statement of Work of this Agreement, and;

          (2)  May not:

               (a) constitute an assignment of additional work outside the tasks and requirements of Appendix D, Statement of Work, of this Agreement;

               (b) in any manner cause an increase or decrease in the total estimated project cost or the time required for project performance;

               (c) change any of the expressed terms, conditions or specifications of this Agreement; or

               (d)  accept non-conforming work.

     d. If in the opinion of the recipient, any technical direction issued by the Project Officer is within one of the categories defined in c.(2)(a) through (d) above, the Participant shall not proceed, but shall notify the Contracting Officer in writing within five working days after receipt of any such technical direction and shall request the Contracting Officer to modify the Agreement accordingly.

     e. The only persons authorized to give technical direction under this Agreement are the Contracting Officer and the DOE Project Officer. Any action taken by the recipient in response to direction given by any person other than the Contracting or Project Officer shall not be binding on the government and any costs associated with such action shall be unallowable under this agreement.

     f. DOE will periodically assess the progress of the project based on technical report submissions, recipient adherence to reporting requirements, correspondence, site visits, recipient participation in DOE program reviews, etc. These assessments will address technical progress as well as project alignment with DOE initiatives and program objectives. Based on these evaluations, project intervention may be provided by DOE.

          The recipient shall submit proposed changes in project milestones, scope, costs, or key personnel to DOE for approval. DOE will have the right to re-evaluate the project based on these changes and intervene if appropriate. In addition, major equipment purchases which are outside the scope of the Statement of Work shall require DOE concurrence to be considered for DOE cost share or reimbursement.

          Programmatic direction provided by the DOE Project Manager will be accepted and implemented by the recipient if the direction does not impact the overall cost, scope or major objectives of the project. If impacts are anticipated as a result of DOE direction, then the recipient shall inform DOE/GO and shall not implement the direction until a revision has been provided for the impacted portions of the Cooperative Agreement.

8.   PROJECT SITE AND ACCESS
     -----------------------

     a.   The project shall be performed principally at:

          Proton Energy Systems, Inc.
          50 Inwood Road
          Rocky Hill, CT 06067

     b. At the request of the DOE Contracting Officer or Project Officer, the recipient shall provide Government officials and interested member of the public, as determined by DOE, with access to the project site to observe project operations, except where access must be limited due to valid safety or security concerns. Pertaining to the interested members of the public, access may generally be restricted to certain areas such that proprietary information and expertise is not compromised, and the recipient shall have access approval rights but shall not unreasonably withhold such approval. Such access shall be at reasonable times, be the subject of reasonable prior notice by DOE, and with reasonable limitations on the number of people during each visit.

9.   NOTICE OF PARTIAL FUNDING
     -------------------------

     This award is partially funded on a cost reimbursement basis without fee or profit. The total estimated cost of the award for the current budget period, Budget Period 1, is $732.460.00, of which the estimated cost to DOE is $366,230.00. The cumulative DOE obligation for the current budget period is $215,000.00 and, subject to the availability of additional funds, DOE anticipates obligating an additional $151,230.00 for the current budget period. The participant shall not be required to continue performance of the project beyond the total of (a) the amount of funds set forth as the Cumulative DOE Obligation for the current budget period in Block 16.B(1) of the Notice of Financial Assistance Award, and (b) the amount of the participant's obligation as determined in accordance with Provision No. 4 of this Appendix, entitled Cost Sharing Contributions, for the current
                                --------------------------
     budget period, provided, however, that once the Cumulative DOE Obligation for the current budget period has been increased to $366,230.00, the recipient's obligation shall be increased to a total of $366,230.00. In addition, DOE shall not be obligated to provide additional funding under this award.

10.  LOBBYING RESTRICTION
     --------------------

     The recipient agrees that none of the funds obligated on this award shall be expended, directly or indirectly, to influence congressional action on any legislation or appropriation matters pending before Congress, other than to communicate to members of Congress as described in 18 U.S.C. 1912. This restriction is in addition to those prescribed elsewhere in statute and regulation.

11.  RECIPIENT ACCOUNTING SYSTEM REVIEW
     ----------------------------------

     The recipient, as a condition of this award, shall develop its accounting/financial management system to meet the requirements of 10 CFR 600.109, and in particular, ensure that it is one which segregates direct costs from indirect costs, properly recognizing indirect expenses as overhead expenses which have a pool and base to allocate their costs against specific projects, and permits a logical and consistent method of identification and accumulation of direct costs by project. The recipient's accounting system shall be available for review by the conclusion of Phase I of this award's Project Period, or by the end of Budget Period I, and the DOE representatives assigned by the DOE Project Officer for this award to perform the accounting system review shall be permitted access to all Proton records deemed by the DOE reviewers to be relevant to the review.

12.  POTENTIAL PROGRAM INCOME
     ------------------------

     It is the intent of the parties (DOE and the recipient) that the HOGEN unit and hydrogen tank to be developed and produced by the recipient as part of Phase I of this project will be sold at the conclusion of Phase I, and that the proceeds from the sale(s) will be applied as cost-shared program income to the budget for Phase II/Budget Period 2 of the project period. Therefore, the recipient shall be required, prior to the conclusion of Phase I, to notify the Project Officer for this award of the expected value of these units, to include support therefor, and concurrently request disposition instructions for the units. The parties will negotiate the disposition and cost sharing arrangement relative to these units as part of the Phase II negotiations, or if no Phase II/Budget Period II occurs for this project, will negotiate a settlement relative to the units.

                                  APPENDIX D

                               DE-FC36-98GO10341

                              STATEMENT OF WORK,
                                    BUDGET,
                          AND REPORTING REQUIREMENTS

                                                           Cooperative Agreement
                                                         DE-FC36-98GO10341, A000

                          PROTON ENERGY SYSTEMS, INC.
                               STATEMENT OF WORK

INTRODUCTION
------------

This project will develop a hydrogen energy storage pathway which produces hydrogen through electrolysis powered from renewable and/or utility interruptible power and firm, dispatchable power as the final output. In this Phase I activity, a HOGEN electrolyzer coupled with a Stirling cycle generator will provide the functional equivalence of batteries, but with greater energy storage capacity and lower projected cost in production.

The Phase I system is comprised of 3 key elements:

 .        the PEM HOGEN hydrogen generator
 .        hydrogen storage via 400 psi gas tankage
 .        hydrogen-fueled STM electrical generator

Electrical power, supplied via the Science Applications International Corporation-Stirling Thermal Motors (SAIC-STM) solar thermal conversion using the Stirling cycle, electrolyses water to generate hydrogen at pressure from 150 to a goal of 400 psi. This hydrogen is then flowed directly into a low-cost conventional storage tank without mechanical compression. The Phase I system is configured to store a minimum of 200 kwh of power which allows the SAIC-STM to operate 8 hours at a full 25 kw rating. To generate electricity, the hydrogen gas is simply fed back into the SAIC-STM generator burner though a regulated output connection.

PHASE I STATEMENT OF WORK
-------------------------

Task 1.0:  Detailed System Definition & Program Coordination

Under this task, PROTON will provide overall program coordination and detailed technical definition of the system installation.

Task 1.1 Kickoff Meeting
------------------------

A kickoff meeting with PROTON, DOE, SAIC, and APS will be held at APS facilities no later than four weeks after program start. This meeting will detail both overall system design and coordinate particular site and related program requirements.

Task 1.2 Installation & interface Definition
--------------------------------------------

After the kickoff meeting, a detailed set of installation specifications will be prepared and used to define site preparation and installation requirements.

Task 1.3 Test Readiness Review
------------------------------

Prior to integration of the unit, a Test Readiness Review (TRR) will be conducted at APS facilities to ensure all site and system requirements are met.

                                                           Cooperative Agreement
                                                         DE-FC36-98GO10341, A000

Task 1.4 Program Coordination
-----------------------------

This task includes ongoing program support, reporting, and support of the annual DOE peer review.

Task 2.0:  Manufacturing & Delivery

Under this task, PROTON will fabricate and assemble one HOGEN electrolyzer capable of (1) generating at least 150 Standard Cubic Feet per Hour (SCFH) of hydrogen at a high-efficiency operating condition, and (2) delivering this hydrogen to a storage tank at the APS test site at pressures ranging from 150 to 400 psi. The integrated system will be able to store enough hydrogen to provide at least 200 kwh of energy when burned in the Stirling PCS for power generation.

The system will be delivered to the test site as a fully integrated unit, and will be capable of remote monitoring.

After completion of the test effort as detailed in Task 3.0, the unit will be removed from the APS site and returned to PROTON.

Task 3.0:  Integration and Test

Under this task, PROTON and SAIC-STM will integrate the HOGEN and PCS systems with the storage tankage and establish system operation. Testing will commence and continue for approximately 12 months. Data will be acquired and evaluated on a periodic basis for the life of the test. Data from this testing will be used to support business plan development.

APS, supported by SAIC, will provide general site management including:

         Providing access to APS - SAIC-STM generator site;
         Preparing site to accept the HOGEN system and storage tank; Providing power interface 480 VAC, 3 Phase, 50 amps;
         Providing water supply: potable water 1.0 GPH;
         Providing equipment pad: unit dimensions & interfaces attached for generator and tank;
         Supporting installation review(s);
         Supporting PROTON installation of equipment;
         Assisting in receiving & unloading of equipment;
         Supporting development of energy storage test plan;
         Defining operating profiles;
         Defining test parameters;
         Reviewing reduced data;
         Operating integrated system in accordance with plan.

Task 4.0: Business Plan Development

This task includes literature surveys and direct customer contact surveys leading to the development of a business plan that addresses hydrogen energy storage products. These products will be based on the HOGEN/PCS Phase I cycle as well as the PROTON UNIGEN. Data from Phase I testing will support both the business plan preparation and the technical validation.

DOE F 4600.4                                                                          OMB Control No.
(04-94)                                     U.S. Department of Energy                       1910-0400
Replace EIA-459C                      Federal Assistance Budget Information
All Other Editions Are Obsolete

                        OMB Burden Disclosure Statement
                        -------------------------------

Public reporting burden for this collection of information is estimated to average 1.87 hours per response, including the time for reviewing instructions, searching existing data sources, gathering and maintaining the data needed, and completing and reviewing the collection of information. Send comments regarding this burden estimate or any other aspect of this collection of information, including suggestions for reducing this burden, to Office of Information Resources Management, Policy, Plans and Oversight, Records Management Division. HR-422 - GTN. Paperwork Reduction Project (1910-0400), U.S. Department of Energy, 1000 Independence Avenue, S.W., Washington, DC 20585; and to the Office of Management and Budget (OMB), Paperwork Reduction Project (1910-0400), Washington, DC 20503

-------------------------------------------------------------------------------------------------------------------------------
1.   Program/Project Identification No.                2.    Program/Project Title
     DE-FC36-98GO10341, A000                                     Integrated Renewable Hydrogen Utility System
                                                                           Budget Period 1
-------------------------------------------------------------------------------------------------------------------------------
3.   Name and Address                                                                      4.  Program/Project Start Date
                           Proton Energy Systems, Inc.                                                     04/15/98
                           50 Inwood Road                                                --------------------------------------
                           Rocky Hill, CT 06067                                            5. Completion Date
                                                                                                               09/30/99
-------------------------------------------------------------------------------------------------------------------------------
                                                     SECTION A - BUDGET SUMMARY
-------------------------------------------------------------------------------------------------------------------------------
                                          Estimated Unobligated                       New or Revised Budget
                                                 Funds
-------------------------------------------------------------------------------------------------------------------------------
   Grant Program          Federal
    Function or         Catalog No.         Federal          Non-Federal          Federal         Non-Federal     Total
     Activity                                 (c)                (d)                (e)               (f)          (g)
        (a)                 (b)
-------------------------------------------------------------------------------------------------------------------------------
                          81.087                                                $366,230.00       $366,230.00     $732,460.00
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
5.  TOTALS                                                                      $366,230.00       $366,230.00     $732,460.00
-------------------------------------------------------------------------------------------------------------------------------
                                                    SECTION B - BUDGET CATEGORIES
-------------------------------------------------------------------------------------------------------------------------------
                                                            Grant Program, Function or Activity                   Total
6.  Object Class Categories                          ------------------------------------------------              (5)
                                                     (1)            (2)            (3)             (4)
-------------------------------------------------------------------------------------------------------------------------------
a.  Personnel                                     $48,079.00                                                       $48,079.00
-------------------------------------------------------------------------------------------------------------------------------
b.  Fringe Benefits                               $31,828.00                                                       $31,838.00
-------------------------------------------------------------------------------------------------------------------------------
c.  Travel                                        $26,598.00                                                       $26,598.00
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
d.  Equipment                                     $136,172.00                                                      $136,172.00
-------------------------------------------------------------------------------------------------------------------------------
e.  Supplies
-------------------------------------------------------------------------------------------------------------------------------
f.  Contractual                                   $ 97,805.00                                                      $ 97.805.00
-------------------------------------------------------------------------------------------------------------------------------
g.  Construction                                  $      0.00                                                      $      0.00
-------------------------------------------------------------------------------------------------------------------------------
h.  Other                                         $ 37,446.00                                                      $ 37,446.00
-------------------------------------------------------------------------------------------------------------------------------
i.  Total Direct Charges                          $377,928.00                                                      $377,928.00
-------------------------------------------------------------------------------------------------------------------------------
j.  Indirect Charges                              $354,532.00                                                      $354,532.00
-------------------------------------------------------------------------------------------------------------------------------
k.  TOTALS                                        $732,460.00                                                      $732,460.00
-------------------------------------------------------------------------------------------------------------------------------
7.  Program Income
-------------------------------------------------------------------------------------------------------------------------------

DOE F 4600.2
(09-92)                                   U.S. Department of Energy
Replace EIA-459A                    FEDERAL ASSISTANCE REPORTING CHECKLIST
All Other Editions Are Obsolete

-----------------------------------------------------------------------------------------------------------------------------------
1.  Identification Number:                                          2.  Program/Project Title:
    DE-FC36-98GO10341,A000                                              Integrated Renewable/Hydrogen Utility System
-----------------------------------------------------------------------------------------------------------------------------------
3.  Recipient:
    Proton Energy Systems, Inc.
-----------------------------------------------------------------------------------------------------------------------------------
4.  Reporting Requirements:                                                 Frequency         No. of Copies         Addresses

-----------------------------------------------------------------------------------------------------------------------------------
     PROGRAM/PROJECT MANAGEMENT REPORTING
[_]  DOE F 4600.3, "Federal Assistance Milestone Plan"
[_]  DOE F 4600.3A, "Milestone Log"
     DOE F 4600.4, "Federal Assistance Budget Information"                      X                   2                  A=2
[_]  DOE F 4600.5, "Federal Assistance Management Summary Report"
[_]  DOE F 4600.6, "Federal Assistance Program/Project Status Report"
     SF-269 or SF-269A, "Financial Status Report" (SEE 5.d. below)              F                   2                  A=2
     TECHNICAL INFORMATION REPORTING
     DOE F 1430.22, Notice of Energy RD&D Project                              O,A                  2                  A=2
[_]  Technical Progress Report
[_]  Topical Report
     Final Technical Report                                                     F                   5              A=3,B=1,C=1
FREQUENCY CODES AND DUE DATES:
-----------------------------------------------------------------------------------------------------------------------------------

A - As Necessary; within 5 calendar days after events.

F - Final; 90 calendar days after the performance of the effort ends.

Q - Quarterly; within 30 days after end of calendar quarter or portion thereof.

O - One time after project starts; within 30 days after award.

X - Required with proposals or the application or with significant planning changes.

Y - Yearly; 30 days after the end of program year. (Financial Status Reports 90 days).

S - Semiannually; within 30 days after end of program fiscal half year.
--------------------------------------------------------------------------------
5.  Special Instructions:

     a.  See additional instructions for reporting in the following Attachment.

     b. Requirements for submission of property inventory lists are included in the Attachment instructions.

     c. For initial award, the reports required by this checklist shall cover the period beginning with the initial Budget Period, OR the beginning date of the incurrence of pre-award costs, if any, whichever is earlier.


--------------------------------------------------------------------------------
6. Prepared by: (Signature and Date)        7. Reviewed by: (Signature and Date)
/s/ Douglas W. Hooker  5/5/98               /s/ Beth H. Peterman  5/6/98

       Douglas W. Hooker                            Beth H. Peterman

--------------------------------------------------------------------------------

             ATTACHMENT TO FEDERAL ASSISTANCE REPORTING CHECKLIST

The requested quantity of reports for Addressee A shall be submitted to the following address:

                            REPORTS CONTROL CENTER
                           U.S. Department of Energy
                              Golden Field Office
                                1617 Cole Blvd.
                             Golden, CO 80401-3393

The requested quantity of reports for Addressee B,C shall be submitted to the following address:

    Sigmund Gronich, EE-13                          Neil Rossmeissel, EE-13
   U.S. Department of Energy                       U.S. Department of Energy
 1000 Independence Ave., S.W.                    1000 Independence Ave., S.W.
    Washington, D.C. 20585                           Washington, D.C. 20585

IMPORTANT INSTRUCTIONS FOR SUBMISSION OF TECHNICAL REPORTS:
----------------------------------------------------------

1. Sent Camera-Ready Original plus high quality reproductions only, and PLEASE submit the number of copies as required by the Federal Assistance Reporting Checklist.

2. Include a COMPLETED DOE F 1332.15, "Recommendations for the Announcement and Distribution of Department of Energy (DOE) Scientific and Technical Information
(STI)" as the face page for ONE COPY of EVERY TECHNICAL report (Those listed
                            --------    ---------------
under "Technical Information Reporting").

3. PLEASE MARK ALL REPORTS APPROPRIATELY. For example, "Draft Final Technical Report," or "Approved Final Technical Report."

4. The Frequency Codes and Due Dates indicated in Block 5 of the DOE F 4600.2 are supplemented with the additional instructions/clarifications, as follows:

Frequency              Date of Receipt by the Government
---------              ---------------------------------

A (As required)        Within 5 calendar days after the event initiating the
                       requirement for the report; the required delivery date will be indicated by correspondence or by amendment.

F (Draft Final)        Within 45 calendar days after the completions date of
                       award.

F (Final)              Within 90 calendar days after the completions date of
                       award.

Q (Quarterly)          Within 30 calendar days after the end of the first
                       calendar year quarter (DUE dates: January 31, April 30,
                       July 31 and October 31; therefore, if an award occurs during the first 45 days of a CY quarter, the first quarterly is due that quarter, and if it occurs during the latter 45 days of the CY quarter, the first quarterly is due in the following CY quarter.)

O (Once only)          Within 30 calendar days of the instrument award date.

X With significant planning changes; the required delivery date will be indicated by

Y                      Within 30 calendar days of each yearly date of award
                       (Financial Status Reports.

S (Semi-Annual)        Due April 30 and October 31.